UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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UNIVERSAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS

June 30, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Universal Corporation, which is to be held in our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Tuesday, August 3, 2010, commencing at 2:00 p.m. Eastern Time. At the Annual Meeting, you will be asked to elect as directors the four nominees to the Board of Directors named in the accompanying proxy statement to serve three-year terms.

Please note that this year the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Registered shareholders and participants in plans holding shares of our common stock may vote by signing, dating, and returning the enclosed proxy card or voting instruction, or they may vote over the Internet or by telephone. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction. Beneficial owners of shares of our common stock held in street name through a bank or brokerage account should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

Sincerely,

GEORGE C. FREEMAN, III
Chairman, President, and
Chief Executive Officer

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation will be held in our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Tuesday, August 3, 2010, at 2:00 p.m. Eastern Time, for the following purposes:

(1)	to elect as directors the four nominees to the Board of Directors named in the accompanying proxy statement to serve three-year terms; and

(2)	to act upon such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of our common stock at the close of business on June 15, 2010, shall be entitled to vote at the meeting.

Please note that this year the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.

By Order of the Board of Directors,

PRESTON D. WIGNER
Secretary

June 30, 2010

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

UNIVERSAL CORPORATION

TO BE HELD AUGUST 3, 2010

APPROXIMATE DATE OF MAILING – JUNE 30, 2010

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2010 Annual Meeting of Shareholders of Universal Corporation, which we refer to as the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has designated our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, as the place of the Annual Meeting. The Annual Meeting will be called to order at 2:00 p.m., Eastern Time, on Tuesday, August 3, 2010.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Universal,” “we,” “us,” “our,” or “the Company” means Universal Corporation.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which we refer to as the fiscal year 2010 Annual Report, is being mailed concurrently with this Proxy Statement to our shareholders. Unless otherwise specifically stated, our fiscal year 2010 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why are you sending me this document?

A:

The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card or voting instruction to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q:	Who is eligible to vote?

A:

You may vote if you owned shares of Universal Corporation common stock, which we refer to as Common Stock, on June 15, 2010, the record date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting. We had outstanding as of the record date 24,153,484 shares of Common Stock, each of which is entitled to one vote per share. Only shareholders of record of Common Stock at the close of business on June 15, 2010, will be entitled to vote.

We issued shares of Series B 6.75% Convertible Perpetual Preferred Stock in 2006, which we refer to as Preferred Stock. Shares of Preferred Stock have voting rights under certain circumstances. We believe that none of those circumstances exist with respect to the Annual Meeting, so shares of Preferred Stock have no voting rights with respect to matters presented in this Proxy Statement.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. George C. Freeman, III and David C. Moore have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:

A voting instruction is the instruction form you receive from your bank, broker, or other nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker, or other nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Annual Meeting?

A:	You will be voting on the following matters:

•	Election of the four nominees set forth in this Proxy Statement to the Board of Directors, and

•	Any other business properly raised at the Annual Meeting or any adjournments or postponements thereof.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Q:	What constitutes a quorum and how many votes must be present to hold the Annual Meeting?

A:

In order for the Annual Meeting to be conducted, a majority of the shares entitled to vote (i.e., a majority of the outstanding shares of Common Stock as of the record date) must be present in person or represented by proxy at the Annual Meeting for the transaction of business at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and shares held of record by a bank, broker, or other nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present. Broker shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies. It is very important, therefore, that you vote your shares.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees named in this Proxy Statement for director.

Q:	How do I vote?

A:

Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) may vote in person at the Annual Meeting or by proxy. Registered shareholders have the following ways to vote by proxy:

•	By mail—complete, sign, date, and return the enclosed proxy card or voting instruction, or

•	Over the Internet or by telephone—follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders and participants in plans holding shares of Common Stock are urged to deliver proxies and voting instructions by using the Internet, by calling the toll-free telephone number, or by completing and mailing the enclosed proxy card or voting instruction. The Internet and telephone voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through a bank, broker, or other nominee (street name shareholders) who wish to vote at the Annual Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker, or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction, or otherwise complete, date, and sign the voting instruction and return it promptly in the enclosed pre-paid envelope.

The deadline for voting electronically over the Internet or by telephone is 11:59 a.m., Eastern Time, on August 2, 2010.

Q:	Can I attend the Annual Meeting?

A:

The Annual Meeting is open to all holders of our Common Stock as of the close of business on the record date, June 15, 2010. You may vote by attending the Annual Meeting and voting in person. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices, and other electronic devices at the Annual Meeting.

Q:	Can I withhold my vote?

A:	You may withhold your vote with respect to the election of directors.

Q:	Can I change or revoke my proxy?

A:	Any shareholder who gives a proxy may change or revoke his or her proxy at any time before it is voted at the Annual Meeting. A shareholder may change or revoke his or her proxy by:

•	giving written notice of revocation to our Secretary, whose address is on page 5 of this Proxy Statement,

•	executing a proxy dated as of a later date, or

•	voting in person at the Annual Meeting.

If you voted over the Internet or by telephone, you can also revoke your vote by any of these methods or you can change your vote by voting again over the Internet or by telephone. If you decide to vote by completing, signing, dating, and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy over the Internet or by telephone. Your attendance at the Annual Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker, or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker, or other nominee, or contact your bank, broker, or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date, and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all of the nominees named in this Proxy Statement for director and according to the discretion of the proxy holders on any other business proposal properly raised at the Annual Meeting.

As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	Will my shares be voted if I do not provide my proxy?

A:

It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, which is explained under “What constitutes a quorum and how many votes must be present to hold the Annual Meeting?” on page 2 of this Proxy Statement, unless you attend the Annual Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered with our transfer agent in the name of your bank, broker or other nominee, then your bank, broker, or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or other nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Brokers have the discretionary authority under the rules of the New York Stock Exchange, or the NYSE, to vote shares for which their clients do not provide voting instructions on certain “routine” matters.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. Where brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under circumstances where a broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. Please note that this year the rules that guide how brokers vote shares of Common Stock have changed. A broker may not vote your shares with respect to the election of the nominees for director in the absence of specific instructions as to how to vote with respect to the election of such nominees, because under the rules of the NYSE, the election of directors is no longer considered a “routine” matter. It is important, therefore, that you remember to vote your shares.

Q:	How are abstentions and broker non-votes counted?

A:

With respect to the election of directors, withheld votes and broker non-votes will not be included in the vote total for the proposal to elect the nominees named in this Proxy Statement for director and will not affect the outcome of the vote for that proposal.

Q:	Where can I find the results of the Annual Meeting?

A:	We will announce the preliminary voting results at the Annual Meeting and disclose the final results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:

We will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, facsimile, or other means of electronic transmission by our directors, officers, and employees. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost to us of approximately $6,000, plus reimbursement of out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters. In addition, we will indemnify D.F. King against any losses arising out of D.F. King’s proxy soliciting services on our behalf.

Q:	Could other matters be decided in the Annual Meeting?

A:

The Board of Directors does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy card to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find Universal Corporation’s corporate governance materials?

A:

Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Conduct, and the charters of the Audit Committee, the Executive Compensation, Nominating and Corporate Governance Committee, which we refer to as the Compensation and Governance Committee, and all other standing committees, are available under the “Corporate Governance” section of our Internet website at http:/www.universalcorp.com/Include/Menu-CorporateGovernance.asp, and are available in print to any shareholder upon request by contacting us at the following address or phone number:

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

Attention: Investor Relations

Telephone: (804) 359-9311

Q:	How do I communicate with the Board of Directors?

A:

Shareholders and other interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, or to any individual member of the Board of Directors, through our Internet website or by contacting our Secretary. The “Contact Us – Questions or Comments” section of our Internet website at http://www.universalcorp.com/Include/Menu-ContactUs.asp contains an e-mail link established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to our Secretary at the following address:

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

Attention: Secretary

Telephone: (804) 359-9311

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgement from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our non-employee directors.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 3, 2010.

Our Proxy Statement and fiscal year 2010 Annual Report are both available free of charge under the “Investor” section of our Internet website at http://www.universalcorp.com/Include/Menu-Investor.asp

Our 2010 Annual Report to Shareholders, which includes a copy of our fiscal year 2010 Annual Report (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to shareholders with this Proxy Statement.

We will provide additional copies of our fiscal year 2010 Annual Report, including the financial statements and financial statement schedules, without charge to any person to whom this Proxy Statement has been delivered if they so request. Requests should be directed to Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

We make available free of charge through our Internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act, as well as reports on Forms 3, 4 and 5 filed by our directors and executive officers pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Compensation and Governance Committee has recommended to our Board of Directors, and our Board of Directors has approved, the four directors set forth below to be elected at the Annual Meeting for terms of three years. Six other directors have previously been elected to terms expiring in 2011 or 2012, as indicated below. The following pages set forth certain information for each nominee and each incumbent director as of March 31, 2010, except as otherwise noted. All of the nominees and all of the incumbent directors listed below are directors previously elected by the shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees that receive the highest vote totals for the director positions up for election will be elected. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable. In lieu of designating a substitute nominee, however, the Board of Directors may amend our Bylaws to reduce the number of directors.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company of each nominee and director, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

Nominees for Election Whose Terms Expire in 2010

CHESTER A. CROCKER, 68, is a professor of strategic studies at Georgetown University’s Walsh School of Foreign Service, a private research university, and a member of the Board of Directors of the United States Institute of Peace, an independent federal institution. He has held these positions for more than five years. He serves as Chairman of the Board of Directors for Good Governance Group, a business consulting company, a director of Bell Pottinger Communications USA, LLC, a communications and public affairs consulting company, and he was a director of ASA Limited from 1996 to 2008. He is a member of the Finance Committee and the Pension Investment Committee, and has been a director since 2004.

Through Dr. Crocker’s service on the boards of directors within several privately-held companies, the Federal government and the not-for-profit sector, he has developed business, leadership and administrative experience, which is valuable to the Board of Directors. Dr. Crocker’s extensive African experience and expertise, his service as international political risk adviser to corporations and his familiarity with non-U.S. origins of relevance to the Company provide the Board of Directors with a valuable perspective during discussions relating to international issues. In addition, through his prior service on the board of directors of another publicly-traded company, he has developed experience in risk oversight, executive compensation and corporate governance that is valuable to the Board of Directors.

CHARLES H. FOSTER, JR., 67, was Chairman Emeritus of LandAmerica Financial Group, Inc. (“LandAmerica”) from January 1, 2007, to January 9, 2009. From January 1, 2005, to December 31, 2006, Mr. Foster served as Chairman of LandAmerica and, prior to 2005, he was Chairman and Chief Executive Officer of LandAmerica, positions he held for more than five years. He is Chairman of the Finance Committee, a member of the Executive Committee and the Compensation and Governance Committee, and has been a director since 1995.

Mr. Foster is an experienced leader, having previously served as Chairman Emeritus, Chairman of the Board of Directors and Chief Executive Officer of LandAmerica. During his tenure at LandAmerica, he gained experience in risk oversight, executive compensation and corporate governance that is valuable to the Board of Directors. He also gained extensive experience complying with the various regulatory and governance requirements to which LandAmerica was subject, both within its industry and as a publicly-traded company.

THOMAS H. JOHNSON, 60, has been Managing Partner of THJ Investments, L.P., a private investment firm, from November 2005 to the present. Since 2008, he has also served as Chief Executive Officer of Taffrail Group, LLC, a business consulting firm. Mr. Johnson retired as Chairman and Chief Executive Officer of Chesapeake Corporation (“Chesapeake”), a specialty packaging company, in November 2005, after which he served as Vice Chairman until April 2006. From 2004 until his retirement, Mr. Johnson was Chairman and Chief Executive Officer of Chesapeake and, from 2000 to 2004, he was Chairman, President, and Chief Executive Officer of Chesapeake. Mr. Johnson is also a director of Coca Cola Enterprises, Inc., a marketer, producer and distributor of Coca-Cola products; Mirant Corporation, a producer of electricity; and ModusLink Global Solutions, Inc., a supply chain business process management company. He was also a director of Superior Essex, Inc., a manufacturer of wire and cable products, from December 7, 2005 to August 7, 2008. He is a member of the Executive Committee and the Compensation and Governance Committee and has been a director since 2001.

Mr. Johnson’s more than 15 years of experience as a chief executive of several large corporations and extensive service on the boards of multinational corporations provides the Board of Directors a valuable perspective on governance best practices and executive leadership. Through these executive management experiences, Mr. Johnson brings investment, manufacturing and distribution expertise to bear on his service as a member of the Board of Directors, and also has extensive international management experience in Europe and Asia. Mr. Johnson’s service on the board of directors of other public companies, including such companies’ audit, nominating and governance, and compensation and governance committees, provides our Board of Directors with financial, operational and strategic expertise.

JEREMIAH J. SHEEHAN, 71, retired as Chairman of the Board and Chief Executive Officer of Reynolds Metals Company, an aluminum and aluminum foil producer, in 2000, having served in those positions since 1996. Mr. Sheehan currently serves as our Lead Independent Director and is Chairman of the Compensation and Governance Committee, a member of the Audit Committee and the Executive Committee, and has been a director since 1998.

Mr. Sheehan brings extensive business, leadership and administrative experience from his tenure as Chairman of the Board of Directors and Chief Executive Officer of Reynolds Metals Company, which is valuable to the Board of Directors. Having served on the Board of Directors since 1998, he provides a wealth of knowledge concerning the Company to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL ONE.

Incumbent Directors Whose Terms Expire in 2011

GEORGE C. FREEMAN, III, 47, has been our Chief Executive Officer since April 1, 2008, and our President since December 12, 2006. Mr. Freeman served as General Counsel and Secretary from February 1, 2001, until November 2005, and was elected Vice President in November 2005. He has been a director since November 7, 2007 and Chairman of the Board of Directors since August 5, 2008. He is Chairman of the Executive Committee and a member of the Finance Committee.

As Chairman of the Board, Mr. Freeman provides the Board of Directors with strong leadership and a considerable amount of experience. In addition, as our President and Chief Executive Officer, Mr. Freeman is able to communicate to and inform the Board about our day-to-day operations, customer issues, management issues and industry developments. The Board believes that Mr. Freeman’s extensive knowledge of the industry, his financial expertise and his forward-looking thinking brings an invaluable perspective on our current operations and our ongoing relationships with customers and suppliers. Through Mr. Freeman’s years of service with us and on the Board of Directors, he has developed extensive knowledge in the areas of leadership, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

EDDIE N. MOORE, JR., 62, is President of Virginia State University, a public research university, a position he has held for more than five years. Prior to assuming this position in 1993, Mr. Moore served as state treasurer for the Commonwealth of Virginia, heading the Department of the Treasury and serving on fifteen state boards and authorities. He is also a director of Owens & Minor, Inc. He is Chairman of the Audit Committee and a member of the Finance and Pension Investment Committees, and has been a director since 2000.

Mr. Moore’s strong background in accounting and finance and his leadership experience gained through managing prominent educational institutions is valuable to the Board of Directors. Mr. Moore’s experience in the public sector brings valuable perspectives and disciplines to the Board of Directors’ deliberations and decision-making processes.

HUBERT R. STALLARD, 73, retired as President and Chief Executive Officer of Bell-Atlantic Virginia, Inc., a telecommunications company, now known as Verizon Virginia Inc., in 2000. Mr. Stallard is Chairman of the Pension Investment Committee, a member of the Executive Committee and the Compensation and Governance Committee, and has been a director since 1991.

Mr. Stallard brings extensive business, leadership and administrative experience from his tenure as Chief Executive Officer of Bell-Atlantic, Inc., which is valuable to the Board of Directors. In addition, at Bell-Atlantic, Inc., he gained valuable experience resolving financial and accounting issues related to company financial reports, SEC filings and State Corporation Commission filings. Having served on the Board of Directors since 1991, he provides a wealth of knowledge concerning the Company to the Board of Directors.

Incumbent Directors Whose Terms Expire in 2012

JOHN B. ADAMS, JR., 65, is President, Chief Executive Officer and a director of Bowman Companies, a private land development company, positions he has held for more than five years. He has also been a director of Fauquier Bankshares, Inc., a community bank, since 2003 and in January 2010 became Chairman of the board of directors. He is a member of the Audit Committee and the Finance Committee, and has been a director since 2003.

Having been a director of Fauquier Bankshares, Inc. since 2003, Mr. Adams brings extensive financial and banking experience to the Board of Directors. In addition, his experience as President, Chief Executive Officer and a director of Bowman Companies and his other leadership roles provides the Board of Directors with valuable leadership, business and operational experience.

ROBERT C. SLEDD, 57, is Managing Partner of Pinnacle Ventures, LLC, a venture capital firm, and Sledd Properties, LLC, an investment company. He was appointed in January 2010 as a Senior Economic Advisor to the Governor of Virginia. He served as Chairman of Performance Food Group Co. (“PFG”), a foodservice distribution company, from 1995 until June 2008. He served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006. He also serves on the board of directors of Owens & Minor, Inc., a distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company, and Pool Corporation, a wholesale distributor of swimming pool supplies, equipment, and related leisure products. He is a member of the Audit Committee and the Pension Investment Committee, and has been a director since 2009.

Through Mr. Sledd’s prior experience serving as a former chief executive of a foodservice distribution company, he has gained extensive knowledge and understanding of the challenges faced by public companies. In addition, his experience in founding, expanding and taking public PFG provides the Board of Directors with a breadth of perspectives and ideas on matters of management, corporate governance and strategic growth. Having served on the board of directors of other publicly traded companies, he has gained further experience related to corporate governance matters in addition to experience in risk oversight and executive compensation.

EUGENE P. TRANI, 70, was the President of Virginia Commonwealth University, a public research university, for more than five years. Upon retirement as President on June 30, 2009, he accepted a position as a University Distinguished Professor at Virginia Commonwealth University, a position which he continues to hold. He also served as a director of LandAmerica, a title insurance holding company, from 1993 to 2009. Dr. Trani is a member of the Audit Committee and the Pension Investment Committee, and has been a director since 2000.

Dr. Trani is an experienced leader, having served as President of Virginia Commonwealth University for 19 years. He made a career at Virginia Commonwealth University managing people and budgets and developing and implementing strategic plans. In addition, through his prior service on the board of directors of LandAmerica, another publicly-traded company, he has developed experience in risk oversight, executive compensation and corporate governance.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth as of June 9, 2010, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
	(#)		(%)

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,086,605	(2)	12.8%
Allianz Global Investors Management Partners LLC 680 Newport Center Drive, Suite 250 Newport Beach, California 92660	1,591,400	(3)	6.6%
Nicholas-Applegate Capital Management LLC 600 West Broadway, Suite 2900 San Diego, California 92101
Oppenheimer Capital LLC 1345 Avenue of the Americas New York, New York 10105
NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, Texas 75201
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,408,932	(4)	5.8%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	1,393,805	(5)	5.8%
LSV Asset Management 1 North Wacker Drive, Suite 4000 Chicago, Illinois 60606	1,246,332	(6)	5.2%

(1)	The percentages shown in the table are based on 24,153,484 shares of Common Stock outstanding on June 9, 2010.
(2)

As reported on a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2010. The Schedule 13G indicates that BlackRock, Inc., acting as a parent holding company, reported that it held sole voting and dispositive power over 3,086,605 shares of Common Stock.

(3)

As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 by Allianz Global Investors Management Partners LLC (“AGIMP”), a parent holding company and its subsidiaries, Nicholas-Applegate Capital Management LLC (“NACM”), Oppenheimer Capital LLC (“OpCap”) and NFJ Investment Group LLC (“NFJ”), each an investment adviser, each of AGIMP, NACM and OpCap had sole voting power over no shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over no shares of Common Stock and shared dispositive power over no shares of Common Stock, and NFJ had sole voting power over 1,591,400 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,591,400 shares of Common Stock and shared dispositive power over no shares of Common Stock.

(4)

As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010. The amended Schedule 13G indicates that Dimensional Fund Advisors L.P., in its capacity as investment adviser to certain commingled group trusts and separate accounts, has the sole power to dispose of and to vote the shares of Common Stock that are owned by such companies, trusts and accounts.

(5)

As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010. The Schedule 13G indicates that State Street Corporation, acting as a parent holding company, has the sole power to dispose of and to vote the shares of Common Stock.

(6)

As reported on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2010. The Schedule 13G indicates that LSV Asset Management, in its capacity as an investment adviser, has the sole power to dispose of and to vote the shares of Common Stock.

Directors and Executive Officers

The following table sets forth as of June 9, 2010, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee (each of whom is currently a director), (ii) each executive officer listed in the “Summary Compensation Table”, who we refer to as the “named executive officers”, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares(1),(2)	Percent of Class(3)
	(#)	(%)

John B. Adams, Jr.	14,340	*
W. Keith Brewer	57,647	*
William J. Coronado	29,750	*
Chester A. Crocker	8,250	*
Charles H. Foster, Jr.	15,050	*
George C. Freeman, III	114,403	*
Thomas H. Johnson	13,725	*
David C. Moore	69,290	*
Eddie N. Moore, Jr.	15,768	*
Ray M. Paul, Jr.	43,412	*
Jeremiah J. Sheehan	22,411	*
Robert C. Sledd	1,950	*
Hubert R. Stallard	20,210	*
Eugene P. Trani	18,168	*
All current directors and executive officers as a group (19 persons)	546,902	2.3%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.
(1)

The number of shares of Common Stock shown in the table includes shares that certain of our directors and executive officers had the right to acquire through the exercise of stock options or SARs within 60 days following June 9, 2010, and are in the following amounts: 4,000 shares to Mr. Adams, 50,666 shares to Mr. Brewer, 18,000 shares to Mr. Coronado, no shares to Mr. Crocker, 4,000 shares to Mr. Foster, 82,747 shares to Mr. Freeman, 2,000 shares to Mr. Johnson, 40,266 shares to Mr. D. Moore, 6,000 shares to Mr. E. Moore, 21,266 shares to Mr. Paul, 7,000 shares to Mr. Sheehan, no shares to Mr. Sledd, 6,000 shares to Mr. Stallard, 6,000 shares to Mr. Trani and 102,528 shares to other current executive officers not individually listed in the table.

(2)	No executive officers or directors have pledged shares of Common Stock as security.
(3)	The percentages shown in the table are based on 24,153,484 shares of Common Stock outstanding on June 9, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of reports furnished to us and the written representations of our directors and executive officers, we believe that, during fiscal year 2010, all filing requirements applicable to directors and executive officers were satisfied.

CORPORATE GOVERNANCE AND COMMITTEES

General

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines that set forth the practices of the Board of Directors with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board of Directors composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board of Directors’ performance and various other issues. The Corporate Governance Guidelines are available to shareholders and the public free of charge under the “Corporate Governance” section of our Internet website at http://www.universalcorp.com/Include/Menu-CorporateGovernance.asp. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct applicable to our directors, officers and employees and the directors, officers and employees of each of our subsidiaries and controlled affiliates. The Code of Conduct satisfies the NYSE requirements for a “Code of Business Conduct and Ethics” and the Securities and Exchange Commission definition of a “Code of Ethics for Senior Financial Officers.” The Code of Conduct addresses such topics as protection and proper use of company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Conduct is available to shareholders and the public free of charge on our Internet website at http://www.universalcorp.com/Compliance/. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Director Independence

The Board of Directors, in its business judgment, has determined that each member of the Board of Directors except Mr. Freeman, our Chairman, President, and Chief Executive Officer, is independent as defined by the NYSE listing standards and our Corporate Governance Guidelines. In reaching this conclusion and as set forth in the independence standards of our Corporate Governance Guidelines, the Board of Directors evaluated each director in light of the specified independence tests set forth in the NYSE listing standards. In addition, the Board of Directors considered whether we and our subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. There has been no such business or relationships for the past three fiscal years.

Executive Sessions

The independent directors of the Board of Directors meet in executive session at least annually without management or employee directors present. The independent directors designate the Lead Independent Director, who is responsible for presiding over the executive sessions of the independent directors. For fiscal year 2010, the independent directors designated Mr. Sheehan as the Lead Independent Director. The Lead Independent Director is responsible for advising the Chairman, President, and Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. Executive sessions where non-employee directors meet on an informal basis may be scheduled either before or after each regularly scheduled Board of Directors meeting.

Communications with Directors

Interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, or to any individual member of the Board of Directors, through our Internet website or by contacting our Secretary. The “Contact Us – Questions or Comments” section of our Internet website at http://www.universalcorp.com/Include/Menu-ContactUs.asp contains an e-mail link established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to our Secretary at Universal Corporation, P. O. Box 25099, Richmond, Virginia 23260, Attention: Secretary.

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgement from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our non-employee directors.

Board and Committee Meeting Attendance

During fiscal year 2010, there were six meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board of Directors and of the committees on which he served.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with one individual, Mr. Freeman, serving as Chairman of the Board, President, and Chief Executive Officer. Mr. Freeman was elected by the Board of Directors as President on December 12, 2006, Chief Executive Officer on April 1, 2008 and Chairman of the Board on August 5, 2008. Prior to his election as our President and Chief Executive Officer, Mr. Freeman served as our General Counsel and Secretary from February 1, 2001 until November 2005, when he was elected Vice President. The Board of Directors believes that because Mr. Freeman has unique and extensive experience and understanding of our business, he is well situated to lead and execute strategy and business plans to maximize shareholder value by having a combined role of Chairman of the Board, President, and Chief Executive Officer.

The Company’s Corporate Governance Guidelines permit the individual who serves as Chief Executive Officer to serve as Chairman of the Board of Directors. In order to ensure that independent directors continue to play a leading role in our governance, however, the Board of Directors established the position of a Lead Independent Director in our Corporate Governance Guidelines. Mr. Sheehan currently serves as our Lead Independent Director. The Lead Independent Director is elected by the independent directors and ensures that (i) the Board of Directors operates independently of management and (ii) directors and shareholders have an independent leadership contact. The Lead Independent Director, who must satisfy our independence standards, is responsible for presiding over the executive sessions of the independent directors and performing such other duties as may be delegated to the position by the Board of Directors. The Lead Independent Director also has the following additional roles and responsibilities:

•	chair Board of Directors meetings when the Chairman of the Board of Directors is not present or when there is a potential conflict;

•	call meetings and set agendas for executive sessions of the independent directors;

•	preside over meetings of the independent Board members and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman;

•	serve as a liaison between the independent directors and the Chief Executive Officer and Chairman of the Board of Directors and senior management to report or raise matters;

•	serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman of the Board of Directors; and

•	perform such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board of Directors from time to time.

The Board of Directors also has five standing committees: the Audit Committee, the Compensation and Governance Committee, the Finance Committee, the Pension Investment Committee and the Executive Committee. Each committee has a separate chairperson and each of the Audit and Compensation and Governance Committees are composed solely of independent directors.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as having a Lead Independent Director and independent standing Board committees, is the most appropriate structure for us and our shareholders. We believe this structure demonstrates clear leadership to our employees, shareholders and other interested parties and eliminates potential for redundancies and confusion. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board of Directors and Chief Executive Officer.

As part of the Board of Directors’ annual assessment process, the Board of Directors evaluates our board leadership structure to ensure that it remains appropriate for us. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board of Directors with the flexibility to determine the best leadership structure for us.

Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for our risk oversight. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerances. In carrying out its risk oversight function, the Board of Directors has five standing committees: the Audit; Compensation and Governance; Finance; Pension Investment; and Executive Committees that are each responsible for risk oversight within such committee’s area of responsibility and regularly report to the Board of Directors. In addition, management holds regular meetings that identify, discuss and assess financial risk from current macro-economic, industry and company specific perspectives.

The Audit Committee charter provides that the Audit Committee is responsible for discussing with management, the independent registered public accounting firm and the internal auditors our policies and procedures with respect to risk assessment and risk management. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including (i) proposed Risk Factors and other public disclosures, and (ii) mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

The Finance Committee charter provides that the Finance Committee assists the Board of Directors in control of the Company’s financial policies and resources and monitors our financial strategic direction. As part of its responsibilities, the Finance Committee oversees our financial policies, including financial risk management, and reviews and approves significant financial policies and transactions.

In addition to the Audit Committee and Finance Committee, each of the other committees of the Board of Directors considers risks within its area of responsibility. The Compensation and Governance Committee considers succession planning, human resources risks, corporate governance risks and risks that may be a result of our executive compensation programs. In addition, the Pension Investment Committee has oversight of our pension and savings plans. Each of the Committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by the Chairman of the Board of Directors and Chief Executive Officer and the Lead Independent Director.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee; the Executive Committee, the Compensation and Governance Committee; the Finance Committee; and the Pension Investment Committee.

Audit Committee

The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent registered public accounting firm and internal auditors, the review of the adequacy of internal accounting controls, and the selection, appointment, compensation, and oversight of our independent registered public accounting firm. The Audit Committee operates under a written charter last amended by the Board of Directors on April 20, 2009. The Audit Committee’s charter is available under the “Corporate Governance — Committees” section of our Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=89047&p=irol-govCommittee&Committee=1769.

The members of the Audit Committee are Messrs. E. Moore (Chairman), Adams, Sheehan, Sledd and Trani. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the Securities and Exchange Commission and the NYSE listing standards. The Board of Directors has also determined that all of the Audit Committee members are financially literate as defined by the NYSE listing standards. In accordance with the applicable regulations of the Securities and Exchange Commission, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations. That person is E. Moore, the Chairman of the Audit Committee. The fact that the Board of Directors did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.

The Audit Committee met six times during fiscal year 2010. Additional information with respect to the Audit Committee is discussed below in the section entitled “Audit Information” on page 59 of this Proxy Statement.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. The members of the Executive Committee are Messrs. Freeman (Chairman), Foster, Johnson, Sheehan and Stallard. The Executive Committee met four times during fiscal year 2010.

Compensation and Governance Committee

The members of the Compensation and Governance Committee, are Messrs. Sheehan (Chairman), Foster, Johnson and Stallard.

The Compensation and Governance Committee performs the responsibilities of the Board of Directors relating to compensation of our executives. The Compensation and Governance Committee’s responsibilities include reviewing and setting or approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and our other executive officers in light of those goals and objectives, and determining and approving compensation levels for the Chief Executive Officer and our other executive officers based on this evaluation; making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering our equity-based and other executive compensation plans.

The Chairman of the Compensation and Governance Committee works with our Chief Financial Officer to establish the agenda for Compensation and Governance Committee meetings. The Chief Financial Officer and management personnel reporting to him prepare data and materials for review by the Compensation and Governance Committee using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortiums, and nationally recognized compensation databases provided by the Compensation and Governance Committee’s external compensation consultant.

The Compensation and Governance Committee periodically meets with the Chief Financial Officer and other members of executive management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Compensation and Governance Committee reviews the performance and compensation of the Chief Executive Officer with input from both the full Board of Directors and the Chief Executive Officer’s self evaluation. The Compensation and Governance Committee approves the compensation of the other executive officers, based upon the evaluation and recommendation of the Chief Executive Officer. Where it deems appropriate, the Compensation and Governance Committee engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the Compensation and Governance Committee’s duty to establish each of the executive officers’ targeted overall compensation levels.

The Compensation and Governance Committee reports regularly to the Board of Directors on matters relating to the Compensation and Governance Committee’s responsibilities. In addition, the Compensation and Governance Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the Compensation and Governance Committee, see the sections entitled “Compensation Discussion and Analysis” and “Report of Executive Compensation, Nominating, and Corporate Governance Committee” beginning on pages 18 and 33 of this Proxy Statement, respectively.

The Board of Directors has determined that the members of the Compensation and Governance Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines). In addition, no Compensation and Governance Committee member is a current or former employee of ours or any of our subsidiaries. While the Compensation and Governance Committee’s charter does not specify qualifications required for members, Messrs. Sheehan, Foster, Johnson and Stallard have each been members of other public company boards of directors and are each former chief executive officers of public companies. The Compensation and Governance Committee met three times during fiscal year 2010.

In performing its responsibilities with respect to executive compensation decisions, the Compensation and Governance Committee receives information and support from the Company’s Human Resources Department and a nationally-recognized executive compensation consultant. For fiscal year 2010, Towers Watson & Co., whom we refer to as Towers Watson (formerly Watson Wyatt), served as executive compensation consultant to the Compensation and Governance Committee and received aggregate fees for fiscal 2010 of approximately $38,000. Management does not engage an outside compensation consultant. For more information with respect to the Compensation and Governance Committee’s compensation consultant, see “Compensation Discussion and Analysis” beginning on page 18.

The Compensation and Governance Committee also acts as our nominating committee. The Compensation and Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors, and monitors developments in, and makes recommendations to the Board of Directors concerning, corporate governance practices. The Compensation and Governance Committee operates under a written charter last amended by the Board of Directors on April 19, 2007. The Compensation and Governance Committee’s charter is available under the “Corporate Governance – Committees” section of our Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=89047&p=irol-govCommittee&Committee=1770.

The Compensation and Governance Committee employs several methods for identifying and evaluating director nominees. The Compensation and Governance Committee considers candidates for Board of Directors membership suggested by its members and by management, and the Compensation and Governance Committee will also consider candidates suggested informally by our shareholders. The Compensation and Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise and in the event that vacancies are anticipated, the Compensation and Governance Committee considers possible director candidates. The Compensation and Governance Committee may also retain a third-party executive search firm to identify candidates upon request of the Compensation and Governance Committee from time to time based upon the director membership criteria described in the Corporate Governance Guidelines. Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an Annual Meeting if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Compensation and Governance Committee. To be timely for the 2011 Annual Meeting, the notice must be received within the time frame set forth in the section entitled “Proposals for 2011 Annual Meeting” on page 61 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in our Bylaws and Corporate Governance Guidelines.

The Compensation and Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Compensation and Governance Committee does not differentiate between Board of Directors candidates submitted by Board of Directors members or those submitted by shareholders with respect to evaluating candidates. All Board of Directors candidates are considered based upon various criteria, such as their broad-based business skills and experience, prominence and reputation in their profession, their global business and social perspective, concern for the long-term interests of the shareholders, knowledge of our industry or related industries, diversity, and personal and professional integrity, ethics, and judgment — all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Because the needs of the Board of Directors change from time to time, the Compensation and Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and has not established specific minimum qualifications that must be met by potential new directors. The Board of Directors, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board of Directors.

It also is important to the Compensation and Governance Committee that the members of the Board of Directors work together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Compensation and Governance Committee also considers that individual’s past contribution and future commitment to us. The Compensation and Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

After completing potential director nominees’ evaluations, the Compensation and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Compensation and Governance Committee. There is no difference in the manner by which the Governance and Nominating Committee evaluates prospective nominees for director based upon the source from which the individual was first identified.

Messrs. Crocker, Foster, Johnson and Sheehan were each recommended by the Compensation and Governance Committee for nomination for election at the Annual Meeting as directors to serve a three-year term until their respective successors are elected and qualified, or until their earlier resignation or removal. The Compensation and Governance Committee did not receive any Board of Director recommendations from any shareholder in connection with the Annual Meeting.

Finance Committee

The Finance Committee has the responsibility of establishing our financial policies and controlling our financial resources. The members of the Finance Committee are Messrs. Foster (Chairman), Adams, Crocker, Freeman and E. Moore. The Finance Committee met once during fiscal year 2010.

Pension Investment Committee

The Pension Investment Committee establishes the investment policies, selects investment advisors and portfolio managers, and monitors the performance of investments of the retirement plans and other qualified employee benefit plans of Universal Leaf Tobacco Company, Incorporated, which we refer to as Universal Leaf, and our other U.S. subsidiaries. The members of the Pension Investment Committee are Messrs. Stallard (Chairman), Crocker, E. Moore, Sledd and Trani. The Pension Investment Committee met seven times during fiscal year 2010.

Annual Meeting Attendance

We expect and encourage each member of the Board of Directors to attend our Annual Meetings when it is reasonably practical for the director to do so. All of the directors attended the 2009 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Universal Corporation is the world’s leading independent tobacco merchant, providing buying, processing, and packing of leaf tobacco for manufacturers of tobacco products. As such, our business is subject to risks including changes in general economic, political, market, and weather conditions, government regulation, and fluctuations in foreign exchange rates. Our executive compensation program, therefore, reflects a strong tie of pay to performance in order to link the interests of executive officers to the interests of shareholders and promote the creation of long-term shareholder value.

We had an outstanding year in fiscal year 2010 and achieved strong operational and earnings performance. Total shareholder return increased in fiscal year 2010, reflecting broad economic improvement, which in turn increased the realizable value of equity beneficially owned by our executives. Each of our regional operations produced strong results based on careful attention to costs and close cooperation with our customers. We have created new efficiencies in our dark tobacco operations, completing our Lancaster, Pennsylvania factory upgrade and expansion on time and within budget. It is operating well. In addition, we are benefiting from continued cost controls and global coordination.

During fiscal year 2010, we produced improved results in almost every operation of our business. These improvements followed the strong results we produced during fiscal year 2009. Fiscal year 2010 produced diluted earnings per share of $5.68, up over 31% from last year’s $4.32 per diluted share. In addition, net income for fiscal year 2010 was $168.4 million compared to $131.7 million for fiscal year 2009. Executive annual incentives earned for fiscal year 2010 were 194.55% of target opportunities, reflecting this strong performance.

The Compensation and Governance Committee, Board of Directors and management of Universal take pride in our performance-based compensation program and remain committed to maintaining the integrity of the program in good times and bad. We believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. To this end, our executive compensation program primarily consists of moderate base salary and variable at-risk annual cash and equity incentive awards. We do not provide our executives with many of the types of perquisites that other companies offer their executives, such as personal use of corporate aircraft, vehicle allowances or reimbursement of membership dues in social organizations. We also do not offer our executives employment, severance or retention agreements, and we do not utilize excise tax gross-ups or other tax reimbursements.

Compensation and Governance Committee Activities in Fiscal Year 2010

In fiscal year 2010, the Compensation and Governance Committee reviewed the existing mix, form and calibration of the executive compensation programs and confirmed its commitment to the principles and structure it followed during fiscal year 2009. In fiscal year 2009, the Compensation and Governance Committee modified components of some of those programs to reflect changes in the rules and regulations applicable to such components and to ensure that the components were in line with market medians. These modifications continued in place for fiscal year 2010. Some of the significant actions the Compensation and Governance Committee undertook in fiscal year 2010 included:

•

Reaffirming its objective of setting total direct compensation (including base salary, annual cash incentive awards, and long-term equity awards) for our executives at levels competitive with the market median for executives in comparable positions at companies of comparable size, complexity, and operational characteristics;

•	Evaluating the mix of pay to ensure that the appropriate balance between base salary, annual cash incentives, and long-term performance-based award opportunities is maintained;

•

Reevaluating the benchmarks that were set for fiscal year 2009 executive and director compensation and determining that such benchmarks remain appropriate for fiscal year 2010 executive and director compensation. These benchmarks used peer group data to assist in better aligning compensation with the 50th percentile of the market, where appropriate, taking into consideration the fiscal year 2009 changes in senior management;

•

Reviewing the performance targets and calibration ranges for economic profit and adjusted earnings per share to reflect current and anticipated business conditions and to ensure adequate performance stretch in the annual incentive plan goals;

•

Electing to terminate, beginning with fiscal year 2011, the annual payment under the 1996 Benefit Restoration Plan to a participant’s trust based on the additional benefit accrued for a participant for the previous calendar year;

•

Reaffirming that stock-settled, stock appreciation rights, which we refer to as SARs, restricted stock units and performance-based stock units, which we refer to as Performance Shares, are appropriate forms of long-term incentive awards. The Performance Shares, if earned over a three-year period, will be paid out in shares of Common Stock;

•

Reaffirming the stock ownership guidelines which were revised in fiscal year 2008 to higher levels for all of our officers and the officers of our main operating subsidiary, Universal Leaf, with a title of Senior Vice President or above, and monitoring our executive officers’ compliance with the guidelines;

•	Reaffirming stock ownership guidelines for the non-employee directors; and

•

Reaffirming the “clawback” provision in our performance-based awards with respect to ethical misconduct or material restatements of financial results, in part to address the potential recovery or adjustment of awards in instances where the performance measures on which they were based are restated in a manner that would have decreased the amount of the award.

The Compensation and Governance Committee reports regularly to the Board of Directors on matters relating to the Compensation and Governance Committee’s responsibilities. In addition, the Compensation and Governance Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Guiding Philosophy

The goal of our executive compensation and benefits program is to attract, motivate, reward and retain the management talent required to achieve our business objectives, at compensation levels that are fair, equitable and competitive with those of comparable companies. This goal is furthered by the Compensation and Governance Committee’s policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to support our business strategy and align the financial interests of management with those of the shareholders.

In addition to the stated goal of our executive compensation and benefits program, the following objectives serve as guiding principles for all compensation decisions:

•	Compensation should be set based on the responsibilities, skills, experience and achievements of each executive officer, taking into account competitive market rates;

•

Compensation should be linked to individual and corporate performance by aligning our executive compensation program to company-wide performance, which we define in terms of economic performance and increases in shareholder value;

•

There should be an appropriate mix and weighting among base salary, cash incentives and equity awards, such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at risk” compensation for the executive should increase as a percentage of total compensation;

•

Strong emphasis should be placed on equity-based compensation and equity ownership in order to align the financial interests of senior management with those of the shareholders and to ensure the proper focus on long-term business strategies; and

•	Compensation goals and objectives should be transparent and easy to communicate, both internally and externally.

The Compensation and Governance Committee also believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.

Retaining Experts to Aid in Discharge of Duties

The Compensation and Governance Committee has sole authority to retain experts, consultants and other advisors to aid in the discharge of its duties. The Compensation and Governance Committee meets privately with its independent outside advisor from time to time without management present to discuss developments and best practices in executive compensation matters. All work completed by the outside advisor, whether for the Compensation and Governance Committee or management, is subject to the approval of the Compensation and Governance Committee. The outside advisor’s role with the Compensation and Governance Committee is to provide independent advice and counsel. The Compensation and Governance Committee does not delegate authority to its outside advisor or to other parties.

For fiscal year 2010, Towers Watson (formerly Watson Wyatt) continued to serve as the Compensation and Governance Committee’s independent outside advisor. Towers Watson’s role as outside advisor is to review the analyses and recommendations prepared by the Compensation and Governance Committee and management and to provide alternative market data and guidance on policy development and administration. To maintain the independence of the outside advisor, management is not permitted to use Towers Watson without the prior approval of the Compensation and Governance Committee. Towers Watson participated in Compensation and Governance Committee meetings during fiscal year 2010, reviewed materials in advance and provided to the Compensation and Governance Committee additional data on market trends and overall compensation design.

During fiscal year 2010, our independent auditor, Ernst & Young LLP, reviewed management’s calculation of performance measures and the amount of the annual incentive awards to be paid to our executive officers as part of their audit of our consolidated financial statements.

Peer Group Analysis

The Compensation and Governance Committee utilizes compensation reports prepared by its outside advisor to aid in the determination of competitive levels of compensation for each of our executive officers. On an annual basis, the Compensation and Governance Committee determines the total compensation target for each of our executive officers. The Compensation and Governance Committee then sets the mix between the different components of compensation desired to achieve the total compensation target. From time to time, the Compensation and Governance Committee requests that its outside advisor benchmark the component totals to confirm that such amounts are within reason of our peer group. The Compensation and Governance Committee targets the 50th percentile in measuring competitiveness.

During fiscal year 2009, the Compensation and Governance Committee requested that Towers Watson review and, if necessary, update our then-current peer group list. Towers Watson evaluated the peer group list and proposed changes to the list in order to better align our company with other companies with similar characteristics to us, particularly given the change in our size and structure after completing the sale of our non-tobacco operations. The Compensation and Governance Committee approved Towers Watson’s recommended list for use beginning with fiscal year 2009. The peer group list for fiscal year 2010 consisted of the following companies, which were the same companies used for fiscal year 2009: Alliance One International, Inc., Chiquita Brands International, Inc., Coca-Cola Bottling Co. Consolidated, Corn Products International, Inc., Del Monte Foods Co., Flowers Foods, Inc., Lancaster Colony Corp., McCormick & Co., Inc., PepsiAmericas, Inc., Ralcorp Holdings, Inc., Seaboard Corporation, Seneca Foods Corp., and The J. M. Smucker Company. When we refer to the “market,” we are referring to the peer group used during fiscal year 2010.

Stock Ownership Guidelines

The Compensation and Governance Committee believes it is important to align the interests of members of senior management with those of our shareholders. While the Compensation and Governance Committee considers this principle when determining the appropriate mix of base salary, annual cash incentive awards, and long-term equity awards, the Compensation and Governance Committee also established stock ownership guidelines that encourage the accumulation and retention of Common Stock.

Our current stock ownership guidelines, which were revised in fiscal year 2008 to set new, higher target levels for our executives, are expressed as a multiple of base salary, ranging from 2.5 to 6 times base salary. The Compensation and Governance Committee believes this methodology provides for greater individualization of ownership guidelines. The guidelines work in concert with the long-term incentive plan and are intended to foster strong executive ownership of our Common Stock. The Compensation and Governance Committee believes that it is important to achieve and maintain these guideline amounts as minimum target levels of ownership. The Compensation and Governance Committee continues to review compliance with our stock ownership guidelines on an annual basis.

Prior to the fiscal year 2008 revisions to our stock ownership guidelines, executives had to comply within five years from the later of April 1, 2005 (the date the guidelines were adopted) or the date of the executive’s appointment to a qualifying position. When the Compensation and Governance Committee revised the guidelines in fiscal year 2008, the Compensation and Governance Committee granted our executives one additional year to comply with the new guidelines, and certain executives were provided additional time because they received recent promotions that resulted in higher ownership targets. The revised guidelines apply to our named executive officers in the following manner:

George C. Freeman, III	6 times salary
W. Keith Brewer	6 times salary
David C. Moore	5 times salary
William J. Coronado	3.5 times salary
Ray M. Paul, Jr.	3.5 times salary

Only shares beneficially owned (as defined by the Securities and Exchange Commission’s rules and regulations) by our executive officers, excluding such executives’ stock options, Performance Shares, and SARs, but including the executive officers’ restricted stock unit awards (and corresponding dividend equivalent rights) are counted in determining compliance with the guidelines. The table below sets forth each of our named executive officers’ 2009 holdings and value as compared to 2010 holdings and value.

	Shares held as of June 15, 2009	Value of Shares held as of June 15, 2009(1)	Shares held as of June 15, 2010	Value of Shares held as of June 15, 2010(2)
	(#)	($)	(#)	($)

George C. Freeman, III	58,303	1,972,390	69,953	2,866,674
W. Keith Brewer	31,291	1,058,575	40,212	1,647,888
David C. Moore	38,962	1,318,084	43,835	1,796,358
William J. Coronado	25,936	877,415	25,062	1,027,041
Ray M. Paul, Jr.	37,219	1,259,119	37,161	1,522,858

(1)	Based on $33.83 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 15, 2009.
(2)	Based on $40.98 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 15, 2010.

Management’s ownership targets are viewed as minimum targets to be achieved as soon as possible and maintained. Although none of our named executive officers, except Mr. Paul and Mr. Coronado, meet their ownership targets at the present time, each of our other named executive officers increased the number of shares of Common Stock owned during fiscal year 2010. The Compensation and Governance Committee considered the salary increases of our named executive officers in connection with promotions as well as the recent movement of our stock price. The Compensation and Governance Committee determined that it was satisfied that all of the named executive officers who are below their guideline share amount are making satisfactory progress in achieving their applicable stock ownership requirements. We expect that each of our named executive officers will meet or exceed the applicable guidelines within the applicable period of compliance.

In addition, the Compensation and Governance Committee adopted stock ownership guidelines during fiscal year 2008 applicable to the non-employee directors. The guidelines are set at three times the annual cash retainer the directors receive. If the amount of the annual cash retainer changes in the future, the applicable stock ownership requirement will automatically adjust proportionately with the change. All non-employee directors comply with the stock ownership guidelines, except for Mr. Sledd who was elected to the Board of Directors at our 2009 Annual Meeting. Additional information with respect to the non-employee directors’ stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 57 of this Proxy Statement.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a company’s chief executive officer and to the four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. In this regard, we have taken appropriate actions to maximize the deductibility of annual cash incentive awards, stock option grants, SARs, Performance Shares and restricted stock unit awards. For example, the vesting of certain restricted stock unit awards to Mr. Freeman in May 2010 were subject to Section 162(m) and therefore the Compensation and Governance Committee elected to defer payment until Mr. Freeman retires in order to preserve the Section 162(m) deduction. While our policy is generally to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation and Governance Committee may, from time to time, conclude that compensation arrangements are in our best interests and the best interests of our shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility.

Clawback in the Event of Restatements or Ethical Misconduct

The Compensation and Governance Committee adopted a recoupment, or “clawback,” provision during fiscal year 2008 that is applicable to cash incentive awards, as well as performance-based equity awards, beginning with all such awards for fiscal year 2008. The clawback provision applied to all awards made during fiscal year 2010. The purpose of the clawback provision is to authorize the potential recovery or adjustment of awards when the performance measures on which such awards were based are restated in a manner that would have decreased the amount of the award had the restated performance measure been used to calculate the original award, or when the award is otherwise deemed inappropriate by the Compensation and Governance Committee due to the occurrence of certain stated events. In the event of a material restatement of our financial statements, we may seek recoupment of incentive compensation and equity awards paid under our incentive plans for all relevant performance periods. In addition, the Compensation and Governance Committee also has the discretion to reduce or eliminate an executive’s incentive compensation and equity awards or seek a recoupment of the same, in the event of ethical misconduct. The Compensation and Governance Committee will review all cash incentive payments, performance-based equity awards, and other performance-based awards that are made to current and former officers on the basis of having met or exceeded performance goals. Appropriate action will be taken after considering all factors and circumstances.

2007 Stock Incentive Plan

The Compensation and Governance Committee, and subsequently our shareholders at our 2007 Annual Meeting, approved and adopted the Universal Corporation 2007 Stock Incentive Plan, which we call the 2007 Stock Incentive Plan. This plan replaced our 2002 Executive Stock Plan. The 2007 Stock Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. The 2007 Stock Incentive Plan defines the incentive arrangements for eligible participants and:

•

authorizes the granting of annual cash incentive awards, stock options, SARs, Performance Shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals approved by the Compensation and Governance Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2007 Stock Incentive Plan.

Components of Executive Compensation

The Compensation and Governance Committee targets a specific mix of compensation components, with the intent to make each component of total direct compensation competitive with other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The major components of our executive compensation program are the following:

•	Base salary. Base salary is intended to reflect the market value of an executive officer’s role and responsibility, with differentiation for individual capabilities and experience in their positions.

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Annual cash incentive awards. Annual cash incentive awards in the form of market competitive, performance-based, cash bonuses are designed to focus our executives on pre-set goals each year and to drive profitability, growth, and shareholder value.

•

Long-term equity participation. Long-term equity participation is designed to recognize executives for their contributions to the Company, to highlight the strategic importance of each executive’s role, to promote retention, and to align the interests of management and shareholders in long-term growth and stock performance by rewarding executives for the creation of shareholder value.

•	Other benefits.

•	Retirement and other post-retirement compensation.

The tables contained in this Proxy Statement set forth amounts for these components applicable to the following executives, who served in the noted capacities at the end of fiscal year 2010: George C. Freeman, III, our Chairman, President, and Chief Executive Officer, W. Keith Brewer, our Executive Vice President and Chief Operating Officer, David C. Moore, our Senior Vice President and Chief Financial Officer, William J. Coronado, our Vice President, and Ray M. Paul, Jr., Executive Vice President of Universal Leaf, our main operating subsidiary. We refer to these five executives as our named executive officers.

In determining executive compensation, the Compensation and Governance Committee reviews all components of the Chief Executive Officer’s and each other named executive officer’s total compensation, including retirement benefits and the costs of all perquisites received to ensure such compensation meets the goals of the program. As a part of this review, the Compensation and Governance Committee considers corporate performance information, compensation survey data, the advice of its independent advisor, and the recommendations of management. The Compensation and Governance Committee also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience, and our ability to pay. The Chief Executive Officer’s performance is reviewed annually by the Compensation and Governance Committee prior to considering changes in base salary, annual cash incentive awards, long-term equity awards, and total direct compensation. The Chief Executive Officer’s performance is evaluated in light of company performance (as described in greater detail below) and non-financial goals and strategic objectives selected by the Compensation and Governance Committee. Based on its review, the Compensation and Governance Committee believes total compensation for each of the named executive officers is reasonable and not excessive.

In addition, the Compensation and Governance Committee evaluates the amount of compensation apportioned to base salary, annual cash incentive awards, and long-term equity participation, which we refer to as total direct opportunity compensation. The Compensation and Governance Committee sets target levels for each component of total direct opportunity compensation based on its desire to link compensation to individual and corporate performance and to ensure that a sufficient amount of compensation is performance-based or “at risk.” As an executive’s responsibilities increase, the portion of “at risk” total direct opportunity compensation for the executive increases as a percentage of total direct opportunity compensation. The Compensation and Governance Committee set the following target percentages for the components of our named executive officers’ total direct opportunity compensation for fiscal year 2011:

	Base Salary	Cash Incentive Award	Long-Term Equity Award	Total

George C. Freeman, III	25%	25%	50%	100%
W. Keith Brewer	25%	25%	50%	100%
David C. Moore	30%	25%	45%	100%
William J. Coronado	35%	25%	40%	100%
Ray M. Paul, Jr.	35%	25%	40%	100%

1. Base Salaries

The Compensation and Governance Committee approved the following base salaries for fiscal year 2010 and fiscal year 2011 for our named executive officers, which became effective April 1, 2009, and April 1, 2010, respectively:

	Fiscal Year 2009 Base Salary	Fiscal Year 2010 Base Salary	Percentage Increase	Fiscal Year 2011	Percentage Increase
	($)	($)	(%)	($)	(%)

George C. Freeman, III	575,000	675,000	17.4	775,000	14.8
W. Keith Brewer	425,000	485,000	14.1	545,000	12.4
David C. Moore	335,000	370,000	10.4	405,000	9.5
William J. Coronado	274,300	283,900	3.5	288,200	1.5
Ray M. Paul, Jr.	302,200	312,800	3.5	317,500	1.5

The fiscal year 2010 base salary levels for our executives were evaluated as part of a periodic assessment conducted by Towers Watson in fiscal year 2008. Fiscal year 2010 base salaries were determined in accordance with the responsibilities, skills and experience of each executive, personal performance of the executive in light of individual levels of responsibility and the competitiveness of the executive’s salary with the salaries of executives in our peer group. While the Compensation and Governance Committee considered each of these factors in their totality, the Compensation and Governance Committee did not assign a specific value to each factor. For purposes of assessing the competitiveness of salaries, the Compensation and Governance Committee reviewed compensation data for our peer group described above from its independent outside consultant to determine ranges of total compensation and the individual components of such compensation.

As part of the compensation setting process for fiscal year 2010, the Compensation and Governance Committee met periodically with Mr. Freeman, our Chairman, President, and Chief Executive Officer during fiscal year 2010, and reviewed his performance and the Company’s performance for fiscal year 2009. With Mr. Freeman’s appointment to Chief Executive Officer at the beginning of fiscal year 2009 and Chairman in August 2009, the Compensation and Governance Committee evaluated Mr. Freeman’s compensation level, considering the average base salaries of the chief executive officers at the companies included in the peer group approved for fiscal year 2010. The Compensation and Governance Committee also considered the progress we made during fiscal year 2009 towards increasing our profitability, reducing our debt levels and the further strengthening of our balance sheet during the fiscal year. The Compensation and Governance Committee determined that Mr. Freeman’s fiscal year 2009 base salary was below the appropriate level of base salary compensation for the Chief Executive Officer position in fiscal year 2010. Our Chief Executive Officer’s fiscal year 2010 base salary of $675,000 represented an annualized increase of approximately 17.4% compared to base salary determined during April 2008. This increase was approved after a thorough review and evaluation by the Compensation and Governance Committee of the competitiveness of Mr. Freeman’s salary and total cash compensation with those of other chief executive officers at comparable companies. The Compensation and Governance Committee believed this base amount was appropriate and not excessive when viewed in context with chief executive officer compensation for the peer group. Fiscal year 2010 base salary increases applicable to the other named executive officers, averaged approximately 8.6% above fiscal year 2009 levels.

In addition, prior to fiscal year 2010, the Compensation and Governance Committee evaluated base salary levels for our other named executive officers as part of the Compensation and Governance Committee’s routine annual assessment. The Compensation and Governance Committee completed its review and approved the fiscal year 2010 base salaries for our named executive officers based on the responsibilities of each named executive officer, personal performance of the named executive officer in light of individual levels of responsibility and the competitiveness of the named executive officer’s salary with the salaries of executives in comparable positions at companies in our peer group.

The Compensation Committee considered the fiscal year 2009 promotions of Mr. Freeman to Chief Executive Officer, Mr. Brewer to Executive Vice President, and Mr. D. Moore to Chief Financial Officer, when it reviewed fiscal year 2010 salary recommendations. In similar situations, significant increases to compensation are often necessary to ensure that the promoted executive’s compensation is comparable to that of similarly situated executives at companies in our peer group. In fiscal year 2009, the Compensation and Governance Committee, in consultation with Towers Watson, determined that an appropriate method to address compensation for significant promotions is to phase in the corresponding increase in compensation over a three-year period following promotion. The Compensation and Governance Committee adopted this approach in connection with its approval of the fiscal year 2009 base salaries, which continued with respect to the fiscal year 2010 and fiscal year 2011 base salaries.

2. Annual Cash Incentives

The fiscal year 2010 annual incentive plan, which we refer to as the Annual Incentive Plan, provides that key managerial employees, including our named executive officers, may receive annual cash incentive awards that vary from year to year based upon corporate and individual performance. The purpose of annual cash incentive awards is to drive our key employees to maximize shareholder value and to provide a means for recognizing individual contribution to our overall results. The cash incentive awards earned for fiscal year 2010 by our named executive officers were approved by the Compensation and Governance Committee on May 26, 2010, and are set forth in Column (g), “Non-Equity Incentive Plan Compensation”, in the “Summary Compensation Table” on page 34 of this Proxy Statement.

Annual cash incentive payments are paid based on the Company’s achievements against pre-established performance metrics as set by the Compensation and Governance Committee. The annual cash incentive awards to our named executive officers in fiscal year 2010 were based 50% on the generation of economic profit and 50% on the generation of adjusted earnings per share. We use economic profit and adjusted earnings per share, as these performance measures strongly encourage capital discipline and better investment decisions and lead to enhanced cash flow. The Compensation and Governance Committee also believes that these measures are representative of our overall performance, and they provide transparency to investors and enable period-to-period comparability of financial performance. For purposes of the Annual Incentive Plan, we define economic profit as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to our weighted average cost of capital times average funds employed, and we define adjusted earnings per share as the fully-diluted earnings per share of Common Stock, adjusted to exclude extraordinary gains and losses and annual cash incentive award accruals under the Annual Incentive Plan. Economic profit and adjusted earnings per share should not be considered as alternatives to net income or earnings per share determined in accordance with accounting principles generally accepted in the United States.

The executive officers who participate in the Annual Incentive Plan are eligible to receive an annual cash incentive award equal to a percentage of their base salary in the event certain threshold levels are met for economic profit and adjusted earnings per share. The following table sets forth the threshold and target levels for the economic profit and adjusted earnings per share metrics that were applicable for fiscal year 2010 awards:

	Threshold Level	Target Level	Maximum Level	Fiscal Year 2010 Results

Economic Profit	$(10) million	$20 million	$58.33 million	$54.7 million

Adjusted Earnings Per Share	$3.25 per share	$4.30 per share	$5.35 per share	$5.81 per share

Based on the definition of adjusted earnings per share provided above, a reconciliation of the adjusted earnings per share of $5.81 achieved for fiscal year 2010 to our reported diluted earnings per share of $5.68 is as follows:

Adjusted Earnings Per Share	$5.81

Per share effect of annual cash incentive award accrual excluded from adjusted earnings per share	$(0.13)

Reported diluted earnings per share	$5.68

The Company performed well in fiscal year 2009 and the outlook for fiscal year 2010 was for continued improvement. The Compensation and Governance Committee therefore increased the performance targets for fiscal year 2010. The target level for economic profit was maintained at $20 million, while the target level for adjusted earnings per share was increased from $3.75 to $4.30.

Each executive officer participating in the Annual Incentive Plan is eligible to receive a cash incentive award based on a percentage of his or her base salary, which we call the target bonus opportunity percentage. The target bonus opportunity percentage for each executive officer, except the Chief Executive Officer, is initially set by our Chief Executive Officer and is based on the executive officer’s experience in their present position and their job responsibilities. Our Chief Executive Officer submits the recommended target bonus opportunity percentages to the Compensation and Governance Committee for their review and approval each year. For our Chief Executive Officer, the Compensation and Governance Committee determines the target bonus opportunity percentage. The Compensation and Governance Committee also reviews its outside advisor’s compensation data for our peer group when evaluating the recommended target bonus opportunity percentages.

Each year, the Compensation and Governance Committee approves percent-of-target performance tables for each performance measure. As Company performance deviates from targeted performance, the percentages in the tables increase or decrease at an accelerated rate. Once the economic profit and adjusted earnings per share performance measures have been calculated for the applicable fiscal year, the Compensation and Governance Committee compares the calculated performance to the preapproved tables to determine what percentage to apply to the executives’ target bonus opportunity amounts. The Compensation and Governance Committee applies the resulting percentage to the target bonus opportunity amount to determine the annual cash incentive award each executive is eligible to receive. Incentive awards are capped at two times the target bonus opportunity percentage for each criteria, regardless of how much the Company’s performance exceeded the target level for either criteria. In addition, the Compensation and Governance Committee reserves the right to exercise negative discretion in adjusting any incentive awards, but the Compensation and Governance Committee has no discretion to increase the awards. The Compensation and Governance Committee does not pay any discretionary non-performance based bonuses if the performance goals are not achieved.

Using Mr. Freeman as an example, we generated economic profit and adjusted earnings per share during fiscal year 2010, with adjusted earnings per share exceeding the maximum level. Economic profit exceeded the target but fell slightly short of the maximum level. The economic profit and adjusted earnings per share performance measures for the year corresponded to 194.55% on the Compensation and Governance Committee’s preapproved tables. Mr. Freeman’s cash incentive award for fiscal year 2010 was, therefore, 194.55% of his target bonus opportunity amount, or $1,313,200.

The following table lists the target bonus opportunity percentages, the target bonus opportunity amounts, the maximum bonus opportunity amounts, and the actual cash incentive awards for fiscal year 2010 for our named executive officers:

	Target Bonus Opportunity Percentage	Target Bonus Opportunity Amount	Maximum Bonus Opportunity	Actual 2010 Bonus Paid
	(%)	($)	($)	($)

George C. Freeman, III	100	675,000	1,350,000	1,313,200
W. Keith Brewer	100	485,000	970,000	943,600
David C. Moore	83	308,300	616,600	599,800
William J. Coronado	71	202,800	405,600	394,500
Ray M. Paul, Jr.	71	223,400	446,800	434,600

On June 8, 2010, the Compensation and Governance Committee established the performance measures applicable for the annual cash incentive awards to be awarded for fiscal year 2011. The Compensation and Governance Committee reconfirmed its use of adjusted earnings per share and economic profit as the appropriate performance measures for the fiscal year 2011 cash incentive awards.

3. Long-Term Equity Participation

The Compensation and Governance Committee administers Universal Corporation’s 1997 and 2002 Executive Stock Plans, and the 2007 Stock Incentive Plan, pursuant to which the Compensation and Governance Committee grants to key executive officers SARs, restricted stock units, Performance Shares, and options to purchase shares of our Common Stock, based upon a determination of competitive aggregate compensation levels. The primary objectives of issuing such equity awards are to encourage significant ownership of Common Stock by management and to provide long-term financial incentives linked directly to market performance of our Common Stock. The Compensation and Governance Committee believes that significant ownership of Common Stock by senior management is the optimal method to align the interests of management and the shareholders, and our stock incentive program is effectively designed to further this objective.

With the exception of new hires, long-term incentives are awarded annually on a day between two and twelve business days following the public release of our annual earnings. The Compensation and Governance Committee selected this timing, because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also guaranteeing that normal awards will be made after we publicly disclose our performance for the year. The awards also are made as early as practicable in our fiscal year in order to maximize the time-period for the incentives associated with the awards. The Compensation and Governance Committee’s schedule is determined between six and twelve months in advance, and the proximity of any awards to market events other than earnings announcements is coincidental.

Executive long-term equity participation has historically been in the form of non-qualified stock option grants. In fiscal year 2006, the Compensation and Governance Committee re-evaluated the form of its long-term incentive awards, and selected SARs and restricted stock units as the preferred forms of long-term equity participation. The switch to SARs was due in large part to cost efficiencies when we adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (formerly, FASB Statement 123R), which we refer to as FASB ASC Topic 718. Restricted stock units were used as a cost-effective addition to the compensation mix because such awards did not require the issuance of Common Stock until vesting.

In fiscal year 2008, the Compensation and Governance Committee consulted with Towers Watson and approved the addition of Performance Shares to the existing mix of long-term equity awards for use in future awards. The addition of Performance Shares places greater emphasis on our long-term financial performance and subjects a higher percentage of the long-term incentive awards to risk based on such performance. The addition of Performance Shares is intended to focus greater attention and rewards on the key underlying drivers of shareholder value. Performance Shares are granted annually, with overlapping multi-year performance cycles. Performance Shares vest on the last day of the performance period selected by the Compensation and Governance Committee and are earned and paid out based on the Company’s achievement of certain performance measures selected by the Compensation and Governance Committee. Performance Shares do not carry any dividend rights. Similar to Annual Incentive Plan awards, as the actual performance exceeds the performance measure threshold selected by the Compensation and Governance Committee, the amount of Performance Share payout increases, with 100% payout occurring if performance reaches a target level set by the Compensation and Governance Committee. Payout can exceed 100% if the performance exceeds the target level, but it is capped at a maximum of 150%. Conversely, the payout is reduced if actual performance falls short of the selected performance measure threshold. At the time of vesting, the vested Performance Shares are payable in shares of Common Stock. On May 27, 2009, the Compensation and Governance Committee selected average adjusted diluted earnings per share as the appropriate criterion for use with Performance Shares issued during fiscal year 2010 and set the performance period at three fiscal years, beginning with the fiscal year 2010, which began April 1, 2009. Adjusted diluted earnings per share is calculated in the same manner as it is with Annual Incentive Plan awards. The threshold level of 2010-2012 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be achievable. The target level of 2010-2012 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be aggressive but obtainable. The maximum level of 2010-2012 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be realizable upon the actualization of exceptional performance.

In addition, on June 8, 2010, the Compensation and Governance Committee again selected average adjusted diluted earnings per share as the appropriate criterion for use with Performance Shares issued during fiscal year 2011 and set the performance period at three fiscal years, beginning with the fiscal year 2011, which began April 1, 2010. Adjusted diluted earnings per share is calculated in the same manner as it is with Annual Incentive Plan awards. The threshold level of 2011-2013 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be achievable. The target level of 2011-2013 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level of 2011-2013 adjusted diluted earnings per share performance was set based on a level of performance that was believed to be realizable upon the actualization of exceptional performance.

The Compensation and Governance Committee, after consulting with its outside advisor, reaffirmed that a portion of our executive officers’ total compensation should be paid in equity awards through our long-term incentive plans. For fiscal year 2010 long-term equity awards, the Compensation and Governance Committee determined that one-third of the target value of the equity awards should consist of SARs, one-third should consist of Performance Shares, and the remaining one-third should consist of restricted stock units. The Compensation and Governance Committee used an equal mix of SARs, Performance Shares, and restricted stock units because it believes that such mix represents the appropriate balance for our Company in rewarding stock appreciation and relative shareholder return, while also placing sufficient emphasis on our overall financial performance. In order to allocate compensation among the three forms of equity participation, the Compensation and Governance Committee values restricted stock unit awards at the fair market value on the date of grant of the equivalent number of shares of Common Stock. All restricted stock units are awarded with five-year cliff vesting and earn dividend equivalent units during such period. In addition, our named executive officers have additional vesting restrictions or holding period requirements on their restricted stock unit awards in order to preserve deductibility under Section 162(m) of the Internal Revenue Code. The Compensation and Governance Committee values SARs as equal to 25% of the value of our Common Stock based on a Black-Scholes valuation method. All SARs vest during the three-year period immediately following the grant date, with one third of the amount awarded vesting on each annual anniversary of the date of grant. The Compensation and Governance Committee values Performance Shares at the fair market value on the date of grant of the equivalent number of shares of Common Stock. As described above, Performance Shares vest on the last day of the selected performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level set by the Compensation and Governance Committee.

We have historically assigned an initial value to stock options granted by our Compensation and Governance Committee equal to the closing price of a share of our Common Stock as quoted on the NYSE on the first business day following the date the stock options were granted. This process was followed with the first set of SARs we issued, in June 2006. The Compensation and Governance Committee changed this process, starting with the May 24, 2007, SAR awards, by assigning an initial value to a SAR equal to the closing price of a share of our Common Stock as quoted on the NYSE on the date the SAR is granted by the Compensation and Governance Committee. The exercise price for SARs is the closing price of a share of our Common Stock as quoted on the NYSE on the date the SAR is exercised, except for the June 2006 SAR awards for which we used the closing price of a share of our Common Stock as quoted on the NYSE on the day before exercise. When SARs become exercisable, they may be exercised on a date specified by the executive in writing to our Secretary or, if no date is specified, then (a) the date of receipt of the executive’s notice of exercise if our Secretary receives the notice by 2:00 p.m. Eastern Time or (b) the first business day following receipt of the executive’s notice of exercise if the executive’s notice is received by our Secretary after 2:00 p.m. Eastern Time. Such written notices may only be given to our Secretary during one of our trading windows.

On May 27, 2009, the Compensation and Governance Committee granted Performance Shares, SARs, and restricted stock units to key executives pursuant to the 2007 Stock Incentive Plan. The Compensation and Governance Committee granted 63,450 Performance Shares, 253,800 SARs, and 63,450 restricted stock units to 16 executives. The number of SARs, Performance Shares, and restricted stock units granted to our named executive officers on May 27, 2009, were as follows:

	Performance Shares	SARs	Restricted Stock Units

George C. Freeman, III	15,000	60,000	15,000
W. Keith Brewer	10,800	43,200	10,800
David C. Moore	6,150	24,600	6,150
William J. Coronado	3,600	14,400	3,600
Ray M. Paul, Jr.	3,950	15,800	3,950

Additional details regarding the fiscal year 2010 equity participation awards for each of our named executive officers is set forth in the “Grants of Plan-Based Awards” table on page 37 of this Proxy Statement.

SARs awarded during fiscal year 2006 may be exercised by retiring executives after retirement during the remainder of the period preceding the stated expiration date of the SARs. The Compensation and Governance Committee reconsidered this provision with respect to SARs awards for fiscal year 2007. Beginning with the fiscal year 2007 SARs awards, retiring executives have been given the ability to exercise their SARs during the remainder of the period preceding the stated expiration date of the SARs or 36 months, whichever is shorter. The Compensation and Governance Committee shortened the post-retirement exercise period in order to set a reasonable time frame for exercising awards considering the period during which retiring executives’ efforts may have resulted in an impact on stock price.

4. Other Benefits

The Compensation and Governance Committee believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include health and dental insurance, long-term disability benefits, and our 401(k) savings plan. Our 401(k) savings plan includes a defined company match component, and we have disclosed all company matches for our named executive officers in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed each amount in Footnote 6 to that table on page 35 of this Proxy Statement.

In addition, we provide certain other benefits to our executives, including our named executive officers. The Compensation and Governance Committee believes these other benefits provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. In general, we do not provide our executives with many of the types of perquisites that other companies offer their executives, such as the personal use of a corporate aircraft, car allowances, social memberships or club dues, or preventative health evaluations, and the Compensation and Governance Committee re-evaluates the types of perquisites that we offer on a regular basis. The additional benefits we provide or have provided to some of our executives during fiscal year 2010 consist of the following and are included in the amounts set forth in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed in Footnote 6 to that table on page 35 of this Proxy Statement: executive insurance program, financial planning and tax preparation services, tax equalization with respect to overseas assignments, and relocation assistance.

5. Retirement and Post-Termination Compensation

Our named executive officers are covered by a defined benefit retirement plan, a supplemental retirement plan, deferred income plans, and a 401(k) savings plan. Certain of our named executive officers also have Change of Control Agreements addressing a change of control in our company. These items are defined and summarized below. Additional details and all amounts earned by our named executive officers or contributed by us to our named executive officers through those benefits are disclosed in this Proxy Statement where noted below.

A. Defined Benefit Retirement Plan

Our salaried employees, including our named executive officers, participate in a defined benefit retirement plan, the Employees’ Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the Pension Plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant’s retirement or termination. The Pension Plan also has survivor benefits for participants’ spouses. The Pension Plan benefit under normal retirement circumstances is a percentage of the participant’s average compensation, multiplied by the participant’s credited years of service under the Pension Plan. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant’s participation in the Pension Plan. The normal retirement benefit under the Pension Plan is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service

PLUS

Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant’s first 35 years of service

Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending in the year preceding the executive’s normal retirement age under the Social Security Act.

Benefits are paid as a straight life annuity for the participant’s lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 with at least 5 years of service. The early retirement benefit is reduced based on the participant’s age and years of service.

Further detail regarding the Pension Plan and disclosure of the estimated value of pension benefits for our named executive officers is set forth in the “Pension Benefits” table and related footnotes beginning on page 43 of this Proxy Statement.

B. Benefit Restoration Plan

To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under DIP II and DIP III, which are defined and discussed below. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement, and benefits under DIP II and DIP III are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a proportionately equivalent retirement benefit to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation and Governance Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.

Certain participants in the Benefit Restoration Plan, including our named executive officers, entered into agreements with Universal Leaf providing for taxable cash compensation payments to be made by Universal Leaf to the participant to partially fund their Benefit Restoration Plan payment upon retirement. Under such agreements, the participant directs Universal Leaf to deposit the payments on behalf of the participant directly into an irrevocable trust established by the participant for this purpose. Funding is calculated to equal 85% of the Benefit Restoration Plan benefit to guard against overfunding. The agreements allow participants to withdraw current contributions deposited by us from their individual trusts; provided any such withdrawal occurs within ten business days after Universal Leaf makes the deposit. On December 29, 2006, we amended the agreements with the Benefit Restoration Plan participants, which include certain of our named executive officers. We amended the agreements in order to permit the funding of vested and accrued Benefit Restoration Plan benefits in accordance with Section 409A of the Internal Revenue Code, which allows us to fund benefits under a fixed, non-discretionary formula. At retirement, the after-tax balance from each of the participants’ agreements is used to offset the after-tax lump sum benefit payable to a participant under the Benefit Restoration Plan.

The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 with at least five years of service, but such early retirement benefit is reduced based on the participant’s age and years of service.

Section 409A of the Internal Revenue Code limits the ability of an employer to fund deferred benefits on a discretionary basis. The amended agreements we have with our named executive officers allow Universal Leaf to make an annual payment to the participant’s trust based on the additional benefit accrued for the participant under the Benefit Restoration Plan for the previous calendar year. Universal Leaf may, at its discretion, elect to make such payments or it may notify the participant prior to the beginning of a calendar year that no such payment will be made for the upcoming year. If Universal Leaf elects to make an annual payment, the amended agreement establishes a fixed-funding formula to determine the specific non-discretionary amount of the annual contributions. During fiscal year 2010, we deposited the following amounts, less applicable taxes, in individual trusts for our named executive officers with respect to the present value of projected benefits earned through December 31, 2009, under the Benefit Restoration Plan: Mr. Freeman, $247,079; Mr. Brewer, $228,574; Mr. D. Moore, $387,399; Mr. Coronado, $246,802 and Mr. Paul, $170,981 During fiscal year 2010, the Compensation and Governance Committee decided to terminate all future payments by Universal Leaf in connection with the Benefit Restoration Plan and notified participants that it would not make a payment for benefits earned after January 1, 2010.

The Compensation and Governance Committee approved a number of amendments to the Benefit Restoration Plan during fiscal year 2009 in order to better align the plan with then-current market conditions and the other retirement plans we maintain, as well as to address various technical issues related to the Internal Revenue Code. The amendments to the Benefit Restoration Plan included amendments to:

•

replace the ten-year Treasury Bill rate with a higher Internal Revenue Service applicable interest rate for use as the discount rate for calculating the lump sum distribution and to eliminate an administrative annuity interest factor from the benefit formula;

•

modify the early retirement factors under the Benefit Restoration Plan so they match those used in the Pension Plan, including a factor that eliminated the ability for participants to elect to retire and receive an early distribution of their retirement benefit without reduction before they reach age 65, regardless of their years of service; and

•	create a definition of a “Benefit Accrual Year” pursuant to Section 409A of the Internal Revenue Code and to adopt new Internal Revenue Service mortality tables.

The amendments became effective April 1, 2009. The cumulative effects of the amendments were to more closely align the Benefit Restoration Plan with the Pension Plan and to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the updated mortality tables.

C. Deferred Income Plans

We offer all salaried employees, including our named executive officers, the opportunity to participate in the Employees’ 401(k) Savings Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the 401(k) Plan. Participants can contribute percentages on a monthly basis up to 100% of total compensation excluding annual cash incentive awards, subject to statutory limitations. We match the monthly contributions up to 5% on a monthly basis, subject to a calendar year contribution limit of $12,250. The company match becomes vested after the participant completes three years of service. All of our named executive officers participated in the 401(k) Plan in fiscal year 2010.

In addition, we have two nonqualified deferred compensation plans available to certain of our executives: the Universal Leaf Tobacco Company, Incorporated Deferred Income Plan of 1994, which we refer to as DIP II, and the Universal Leaf Tobacco Company, Incorporated Deferred Income Plan III, which we refer to as DIP III. In order to remain in compliance with Section 409A of the Internal Revenue Code, we froze the terms of DIP II as it pertained to any compensation earned prior to January 1, 2005 and amended and restated the plan in December 2008 as DIP III. Both plans are designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary, as more fully described in the narrative to the table entitled “Nonqualified Deferred Compensation” on page 46 of this Proxy Statement. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing. The Company does not provide any contributions to either DIP II or DIP III.

DIP II and DIP III are non-qualified savings plans, with eligibility based on a participant’s position in the Company and certain of its subsidiaries. Under DIP II and DIP III, each participant elects to make contributions through the deferral of up to 50% of their salary and up to 100% of their annual incentive award. DIP II and DIP III are unfunded and unsecured by us and provide the participants a variety of investment options from which to choose. These options are selected by the Pension Investment Committee of the Board of Directors. No named executive officers deferred income in DIP II in fiscal year 2010, and Messrs. Freeman, Coronado and Paul were the only named executive officers who deferred income in DIP III in fiscal year 2010.

D. Change of Control Agreements

We do not offer severance agreements to our named executive officers, nor have we offered them agreements for employment or retention with our company. However, to ensure that we will have the continued dedicated service of certain executives (including some of our named executive officers) notwithstanding the possibility, threat, or occurrence of a change of control, we have change of control agreements, which we call Change of Control Agreements. The Compensation and Governance Committee believes that the Change of Control Agreements serve the best interests of Universal Corporation and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions in the Change of Control Agreements are identical for each executive officer who has such an agreement.

A “change of control” is defined in the Change of Control Agreements and is generally deemed to have occurred if:

•	any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;

•	a majority of our directors are replaced;

•

we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or

•	our shareholders approve a complete liquidation or dissolution of Universal Corporation.

The Change of Control Agreements:

•	do not contain any obligation to gross-up severance payments for potential excise taxes incurred by the executive officer;

•

contain a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the executive officer is effectively terminated within three years of the change of control;

•	contain non-competition and non-solicitation clauses; and

•	contain certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.

Our Compensation and Governance Committee believes that the current Change in Control Agreements with certain of our named executive officers are in the best interests of Universal Corporation and our shareholders, and they adequately protect the legitimate interests of our named executive officers in employment security without unduly burdening us or reducing shareholder value. We currently maintain Change of Control Agreements with Messrs. Freeman, Brewer and D. Moore. We only have one other Change of Control Agreement, which is with the Company’s General Counsel. The Change of Control Agreements are described in more detail below in the section entitled “Potential Payments upon Termination or Change of Control” beginning on page 47 of this Proxy Statement.

REPORT OF THE EXECUTIVE COMPENSATION,

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Jeremiah J. Sheehan, Chairman
Charles H. Foster, Jr.
Thomas H. Johnson
Hubert R. Stallard

Richmond, Virginia

June 8, 2010

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Governance Committee during fiscal year 2010 or as of the date of this Proxy Statement is or has been a Universal officer or employee, and none of our executive officers served on the Compensation and Governance Committee or board of any company that employed any member of our Compensation and Governance Committee or Board of Directors.

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President and Chief Executive Officer, the Chief Financial Officer and the other named executive officers as of March 31, 2010. Information relating to total compensation is provided, where applicable, for the fiscal years ended March 31, 2008, 2009, and 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4),(5)	All Other Compensation(6)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

George C. Freeman, III Chairman, President and Chief Executive Officer	2010	675,000	974,550	471,000	1,313,200	461,735	78,675	3,974,160
	2009	547,000	727,573	281,931	714,600	334,367	73,835	2,679,306
	2008	463,950	498,147	465,552	694,400	115,316	45,834	2,283,199

W. Keith Brewer Executive Vice President and Chief Operating Officer	2010	485,000	701,676	339,120	943,600	327,055	64,125	2,860,576
	2009	410,000	535,157	207,369	528,200	553,359	61,774	2,295,859
	2008	351,450	382,157	357,216	533,600	295,812	43,566	1,963,801

David C. Moore Senior Vice President and Chief Financial Officer	2010	370,000	399,566	193,110	599,800	616,481	50,318	2,229,275
	2009	326,250	318,689	123,489	347,000	650,521	48,752	1,814,701
	2008	292,700	234,975	219,600	365,500	280,421	287,638	1,680,834

William J. Coronado Vice President	2010	283,900	233,892	113,040	394,500	303,686	41,135	1,370,153

Ray M. Paul, Jr. Executive Vice President, Universal Leaf Tobacco Company, Inc.	2010	312,800	256,632	124,030	434,600	350,391	34,611	1,513,064

(1)

Salary amounts include cash compensation earned by each named executive officer during fiscal years 2008, 2009, and 2010, where applicable, as well as any amounts earned in such fiscal years but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. Messrs. Coronado and Paul became named executive officers in fiscal 2010 and therefore summary compensation information is presented only for fiscal year 2010 in accordance with Question and Answer 119.01 of the SEC’s Compliance and Disclosure Interpretations of Regulation S-K. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2010, including earnings on amounts deferred, see “Nonqualified Deferred Compensation” beginning on page 46 of this Proxy Statement.

(2)

The amount represents the aggregate grant date fair value of stock or option award(s) recognized in the applicable fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Performance Share awards do not have dividend rights and therefore reflect a discount. For fiscal years 2009 and 2010 Performance Share awards, the grant date fair market value per shares was $45.96 and $29.67, respectively. Amounts for fiscal year 2009 include Performance Share awards calculated at maximum level (150% of target), which is the estimated probable outcome of the awards. Therefore, the aggregate grant fair value for each of the named executive officers at the time of grant is as follows: Mr. Freeman: $417,087; Mr. Brewer: $306,783; and Mr. Moore: $182,691. Amounts for fiscal year 2010 include Performance Share awards calculated at target level. If these Performance Share awards paid at maximum (150% of target) the aggregate grant fair value for each of the named executive officers would have been at the time of grant: Mr. Freeman: $667,575; Mr. Brewer: $480,654; Mr. Moore: $273,706; Mr. Coronado: $160,218; and Mr. Paul: $175,795. Assumptions used in the calculation of these award amounts are included in Notes 1 and 12 to the consolidated financial statements included in our Annual Reports on Form 10-K for the year ended March 31, 2008, in Notes 1 and 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2009 and Notes 1 and 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010, and incorporated by reference into this Proxy Statement. Beginning in fiscal year 2007, fair value expense for stock-based compensation was recognized ratably over the period from grant date to the earlier of (a) the vesting date of the award, or (b) the date the grantee is eligible to retire without forfeiting the award. For employees who are already eligible to retire at the date an award is granted, the total fair value of the award is recognized as expense at the date of grant. Information on individual equity awards granted to the named executive officers in fiscal year 2010 is set forth in the section entitled “Grants of Plan-Based Awards” on page 37 of this Proxy Statement.

(3)

The amounts represent cash awards to the named executive officers under our performance-based annual cash incentive plan for fiscal years 2008, 2009 and 2010, where applicable, which is discussed in the section entitled “Annual Cash Incentives” beginning on page 25 of this Proxy Statement. While such amounts were earned for fiscal year 2008, 2009 and 2010 performance, they were not paid to the named executive officers until June 10, 2008, June 12, 2009, and June 11, 2010, respectively.

(4)

The amounts represent the actuarial increases in the present values of the named executive officers’ benefits under our pension plans during fiscal years 2008, 2009 and 2010, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For all named executive officers, the amounts only reflect changes in pension value because they had no above market interest earnings for fiscal years 2008, 2009 and 2010. For additional information on our pension plans, see the section entitled “Retirement and Post-Termination Compensation” on page 29 of this Proxy Statement and the tables entitled “Pension Benefits” on page 43 of this Proxy Statement and “Nonqualified Deferred Compensation” on page 46 of this Proxy Statement. For a full description of the pension plan assumptions used by us for financial reporting purposes for fiscal years 2008, 2009 and 2010, see Note 12 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended March 31, 2010, and incorporated by reference into this Proxy Statement.

(5)

We provide funding payments, less applicable tax withholding, that are used for individual trusts for covered officers with vested accrued benefits under the Benefit Restoration Plan. These amounts are not included in the “Summary Compensation Table” because they do not represent compensation or earnings to the named executive officers. Instead, these amounts offset benefits otherwise payable by us at the named executive officers’ retirement so they are not intended to increase total promised benefits to a named executive officer. Pursuant to the Benefit Restoration Plan, participants are able to withdraw from their individual trusts current contributions deposited by us provided such withdrawal occurs within ten business days after we make the deposit. During fiscal year 2008, the following amounts were deposited in individual trusts for our named executive officers with respect to the present value of projected benefits expected to be earned through December 31, 2007, under our retirement plans as follows: Mr. Freeman, $49,611; Mr. Brewer, $101,096; Mr. D. Moore, $87,932; Mr. Coronado, $44,480; and Mr. Paul, $6,735. During fiscal year 2009, the following amounts were deposited in individual trusts for our named executive officers with respect to the present value of projected benefits expected to be earned through December 31, 2008, under our retirement plans as follows: Mr. Freeman, $168,118; Mr. Brewer, $280,137; Mr. D. Moore, $315,001; Mr. Coronado, $219,349; and Mr. Paul, $77,613. During fiscal year 2010, the following amounts were deposited in individual trusts for our named executive officers with respect to the present value of projected benefits expected to be earned through December 31, 2009, under our retirement plans as follows: Mr. Freeman, $247,079; Mr. Brewer, $228,574; Mr. D. Moore, $387,399; Mr. Coronado, $246,802; and Mr. Paul, $170,981. For fiscal years after 2010, there will be no amounts deposited in individual trusts for our named executive officers. Additional information regarding the Benefit Restoration Plan is set forth in the section entitled “Benefit Restoration Plan” on page 44 of this Proxy Statement.

(6)

The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the named executive officers during fiscal year 2010. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table:

Column (i) Components	G.C. Freeman, III	W.K. Brewer	D.C. Moore	W.J. Coronado	R.M. Paul, Jr.
	($)	($)	($)	($)	($)

Professional Fees (a)	—	1,325	1,270	—	—
Tax Equalization (b)	—	—	—	—	—
Executive Insurance (c)	65,175	49,800	36,360	28,765	22,229
Relocation (d)	—	—	—	—	—
401(k) Match (e)	13,500	13,000	12,688	12,370	12,382
TOTALS	78,675	64,125	50,318	41,135	34,611

(a)

Financial Planning and Tax Preparation Services. Certain of our executives are eligible to be reimbursed for financial planning and tax preparation services they incur during the year, subject to an annual cap of $15,000. In addition, for certain executive management who are U.S. nationals working overseas, we reimburse them for similar tax preparation expenses they incur in connection with the filing of their foreign and United States tax returns. All reimbursed amounts paid to our named executive officers during fiscal year 2010 pursuant to our financial planning and tax preparation policy are individually disclosed in the perquisites table above.

(b)

Tax Equalization. We have a policy applicable to certain United States executives who perform extended international assignments which ensures that their overseas tax liability associated with their assignment does not exceed what it would have been had they remained in the United States. We bear any incremental United States and foreign tax costs associated with the additional overseas allowances and payments the executives receive. Mr. D. Moore completed such an international assignment, and he received tax equalization payments during fiscal year 2008. Mr. D. Moore’s United States and foreign tax return filings, including amended returns, have been finalized, so no further tax equalization payments are expected.

(c)

Executive Insurance Program. We provide certain executives with executive life insurance policies in lieu of participation in our standard group life insurance program. The purpose of the executive life insurance program, which we call the Executive Insurance Program, is to provide our executive officers with the opportunity to participate in a policy that the executive officer owns directly and retains after retirement or termination of employment, and will provide substantially more post-retirement coverage than the group term plan provides participants. The amounts listed for the Executive Insurance Program represent the cost we paid in fiscal year 2010 for such coverage. We pay all premiums on two times covered compensation, which is the same as our group term plan, and the executive officers are required to contribute amounts equal to the income tax on group life insurance coverage in excess of $50,000 at various ages for which they would have paid assuming they had remained in our group term life insurance plan. The executives are eligible to purchase an additional amount equal to one times covered compensation, at their own expense.

(d)

Relocation Assistance. When extraordinary circumstances arise, we assist executives who are asked to relocate to other areas in which our subsidiaries operate. In these circumstances, determined on a case by case basis by our management, we provide assistance in connection with the relocation in the form of cost reimbursement and the advancement of a housing allowance as deemed appropriate. No executives received relocation assistance during fiscal year 2010.

(e)

401(k) Company Match. Each named executive officer is eligible to participate in the 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. Company contributions made to the named executive officers during fiscal year 2010 are set forth in the table above. Information about the 401(k) Plan is set forth in the section entitled “Deferred Income Plans” beginning on page 31 of this Proxy Statement.

(f)

Matching Gifts. Each named executive officer is eligible to participate in our matching gifts program in which our charitable foundation matches employees’ contributions to charities. The maximum amount that can be matched in any fiscal year is $5,000 per employee. Each of the named executive officers participated in the matching gifts program in amounts equal to or below the maximum amount. The amounts matched have not been included in Column (i) in the “Summary Compensation Table.”

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation and Governance Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. At the Compensation and Governance Committee’s direction, our Senior Vice President and Chief Financial Officer and his staff, our Vice President, General Counsel, Secretary and Chief Compliance Officer, and a member of our internal audit team, with the advice of our outside legal counsel, conducted a risk assessment of our compensation programs. The Compensation and Governance Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Compensation and Governance Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Compensation and Governance Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•

placement of a large portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals have pre-established thoughtful threshold, target and maximum award limits;

•	the Compensation and Governance Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•

the recoupment policy adopted in 2008 to authorize the potential recovery or adjustment of cash incentive awards and performance-based equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended March 31, 2010.

Name and	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Market Price of Option Awards on	Grant Date Fair Value of Stock and Option
Grant Date	Threshold	Target	Max.	Threshold	Target	Max.	or Units(3)	Options(4)	Awards	Grant Date	Awards(5)
	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
(a & b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

George C. Freeman, III
	0	675,000	1,350,000
05/27/2009				0	15,000	22,500				35.30	445,050
05/27/2009							15,000		35.30	35.30	529,500
05/27/2009								60,000	35.30	35.30	471,000

W. Keith Brewer
	0	485,000	970,000
05/27/2009				0	10,800	16,200				35.30	320,436
05/27/2009							10,800		35.30	35.30	381,240
05/27/2009								43,200	35.30	35.30	339,120

David C. Moore
	0	308,300	616,600
05/27/2009				0	6,150	9,225				35.30	182,471
05/27/2009							6,150		35.30	35.30	217,095
05/27/2009								24,600	35.30	35.30	193,110

William J. Coronado
	0	202,800	405,600
05/27/2009				0	3,600	5,400				35.30	106,812
05/27/2009							3,600		35.30	35.30	127,080
05/27/2009								14,400	35.30	35.30	113,040

Ray M. Paul
	0	223,400	446,800
05/27/2009				0	3,950	5,925				35.30	117,197
05/27/2009							3,950		35.30	35.30	139,435
05/27/2009								15,800	35.30	35.30	124,030

(1)

Amounts represent potential annual cash incentive awards for fiscal year 2010. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2010 is reported in Column (g), “Non-Equity Incentive Plan Compensation,” in the “Summary Compensation Table” on page 34 of this Proxy Statement. For additional information with respect to the annual cash incentive awards under the Incentive Plan, see the section entitled “Annual Cash Incentives” beginning on page 25 of this Proxy Statement.

(2)

Amounts represent potential vesting of Performance Shares granted during fiscal year 2010. Performance Shares vest in the event the three year performance measures corresponding to the Performance Shares are met or exceeded. For additional information with respect to Performance Shares granted pursuant to our 2007 Stock Incentive Plan, see the section entitled “Long-Term Equity Participation” beginning on page 26 of this Proxy Statement and in Column (g) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 39 of this Proxy Statement.

(3)

Amounts represent the award of restricted stock units. Each restricted stock unit will convert one-for-one into shares of Common Stock upon vesting. Additional information with respect to restricted stock unit awards is set forth in the section entitled “Long-Term Equity Participation” beginning on page 26 of this Proxy Statement, and in Column (i) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 39 of this Proxy Statement.

(4)

Each SAR represents the right to receive from us upon exercise an amount, payable in shares of Common Stock, equal to the excess, if any, of the fair market value of one share of Common Stock on the date of exercise over the base value per share. SARs granted during fiscal year 2010 were assigned an initial base value on the date of grant equal to the price of a share of our Common Stock on the date of grant.

This process is dictated by the 2007 Stock Incentive Plan. For additional information with respect to the SAR awards, see the section entitled “Long-Term Equity Participation” beginning on page 26 of this Proxy Statement.

(5)

Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. The full grant date fair value of the Performance Shares is calculated at the target performance level and will vest, if at all, at the end of a three-year measurement period, if certain performance targets are met. Amounts for Performance Share awards are determined assuming a price per share of $29.67, which represents a discount to the closing price of Common Stock as of the date of grant due to the lack of dividend rights and represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. Each Performance Share will convert 1-for-1 into a share of Common Stock upon vesting if the performance target is met. Grant date fair value for the restricted stock unit awards is based on the grant date fair value of the underlying shares of Common Stock. Grant date fair value of SARs is $7.85 per SAR based on a Black-Scholes option pricing model for use in valuing executive stock options. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010, and incorporated by reference into this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of outstanding restricted stock units, stock options, Performance Shares, and SARs held by the named executive officers as of March 31, 2010.

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2),(3)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

George C. Freeman, III
June 17, 2004	4,144		47.28	05-Dec-12
December 17, 2004	5,671		48.21	05-Dec-12
June 13, 2006	5,000		36.03	12-Jun-16
May 24, 2007	21,200	10,600	62.66	23-May-17
May 28, 2008	8,066	16,134	51.32	27-May-18
May 27, 2009		60,000	35.30	26-May-19
May 24, 2005							3,026	159,440
June 13, 2006							4,646	244,798
May 24, 2007							8,897	468,783
May 28, 2008							6,550	345,120
May 27, 2009							15,494	816,379
May 28, 2008					6,050	318,775
May 27, 2009					15,000	790,350

W. Keith Brewer
May 24, 2007	16,266	8,134	62.66	23-May-17
May 28, 2008	5,933	11,867	51.32	27-May-18
May 27, 2009		43,200	35.30	26-May-19
May 24, 2005							2,421	127,562
June 13, 2006							3,484	183,572
May 24, 2007							6,827	359,715
May 28, 2008							4,818	253,860
May 27, 2009							11,156	587,810
May 28, 2008					4,450	234,471
May 27, 2009					10,800	569,052

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2),(3)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

David C. Moore
May 24, 2005	6,000		46.34	23-May-15
June 13, 2006	4,000		36.03	12-Jun-16
May 24, 2007	10,000	5,000	62.66	23-May-17
May 28, 2008	3,533	7,067	51.32	27-May-18
May 27, 2009		24,600	35.30	26-May-19
May 24, 2005							1,816	95,685
June 13, 2006							3,484	183,572
May 24, 2007							4,197	221,140
May 28, 2008							2,869	151,168
May 27, 2009							6,353	334,740
May 28, 2008					2,650	139,629
May 27, 2009					6,150	324,044

William J. Coronado
May 24, 2007	6,666	3,334	62.66	23-May-17
May 28, 2008	2,200	4,400	51.32	27-May-18
May 27, 2009		14,400	35.30	26-May-19
May 24, 2005							2,421	127,562
June 13, 2006							2,904	153,012
May 24, 2007							2,798	147,427
May 28, 2008							1,786	94,104
May 27, 2009							3,719	195,954
May 28, 2008					1,650	86,939
May 27, 2009					3,600	189,684

Ray M. Paul, Jr.
May 24, 2007	7,466	3,734	62.66	23-May-17
May 28, 2008	2,400	4,800	51.32	27-May-18
May 27, 2009		15,800	35.30	26-May-19
May 24, 2005							3,631	191,317
June 13, 2006							3,484	183,572
May 24, 2007							3,134	165,130
May 28, 2008							1,949	102,693
May 27, 2009							4,080	214,975
May 28, 2008					1,800	94,842
May 27, 2009					3,950	208,126

(1)

Amounts in Column (c) represent unvested SARs. SARs vest within three years of the date of grant, with one-third of the SARs vesting on each anniversary date of the date of grant. Amounts in Column (g) represent Performance Shares. Performance Shares vest at the end of their corresponding three-year performance period if certain performance targets are met or exceeded. Amounts in Column (g) assume 100% vesting of the award, which represents the target amount payable. Each Performance Share converts 1-for-1 into a share of Common Stock upon vesting if the performance target is met. See “Compensation Discussion and Analysis” beginning on page 18. Amounts in Column (i) represent unvested restricted stock units and accumulated dividend equivalent rights. Restricted stock units have five-year cliff vesting, meaning all restricted stock units vest on the fifth anniversary of the date they are granted. At the time of vesting, restricted stock units are automatically converted into an equal number of shares of Common Stock without restriction, except in the case of certain executives who are named executive officers at the time of vesting, in which case shares remain restricted until the executives are no longer named executive officers or they retire. Restricted stock unit awards accumulate dividend equivalent rights, which track actual dividend amounts and are added to the total number of restricted stock units to be converted into shares of Common Stock at the time of vesting.

(2)	Based on the closing price of $52.69 for our Common Stock, as quoted on the NYSE on March 31, 2010, the last trading day of fiscal year 2010.
(3)

We have historically assigned an initial value to stock options granted by our Compensation and Governance Committee equal to the closing price of a share of Common Stock as quoted on the NYSE on the first trading day following the date of grant. As of May 27, 2007, the Compensation and Governance Committee changed this process for future awards by assigning an initial value to an award equal to the closing price of a share of Common Stock as quoted on the NYSE on the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the vesting of stock awards and the exercise of stock options and SARs for the named executive officers during the year ended March 31, 2010. There were no other exercises of options, SARs, or similar instruments or vesting of stock (including restricted stock units or other similar instruments) for the named executive officers during the year ended March 31, 2010.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

George C. Freeman, III	—	—	1,967	108,580
W. Keith Brewer	—	—	2,691	146,160
David C. Moore	—	—	1,388	76,640
William J. Coronado	—	—	2,081	111,071
Ray M. Paul, Jr.	—	—	2,673	144,640

(1)

Amounts represent the number of shares of Common Stock underlying restricted stock units vested and stock options and SARs exercised during fiscal year 2010. The amounts in Column (d) include shares of Common Stock withheld by us in connection with the cashless exercise of stock options by the named executive officers. The actual number of shares received by the named executive officers through the exercise of stock options, therefore, would be less than the number of shares underlying stock options exercised. SARs do not require the withholding of Common Stock upon exercise, so amounts in this column reflecting shares of Common Stock acquired on the exercise of SARs would only include the Common Stock received by the executive upon exercise. No executive officers held restricted stock units that vested during fiscal year 2010.

(2)

Amounts associated with stock options were calculated by determining the difference between the market price of the underlying Common Stock at the time of exercise and the exercise or base price of the stock options. Amounts associated with SARs would be calculated by multiplying the market price of the Common Stock received by the number of shares acquired on exercise.

PENSION BENEFITS

The following table shows the actuarial present value of accumulated benefits as of March 31, 2010, under each of our defined benefit plans, which are our only defined benefit plans that provide for payments or other benefits to the named executive officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2),(3)	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

George C. Freeman, III	Pension Plan	12.75	165,232	—
	Benefit Restoration Plan	12.75	969,147	—
W. Keith Brewer	Pension Plan	21.25	372,982	—
	Benefit Restoration Plan	21.25	1,465,275	—
David C. Moore	Pension Plan	32.25	658,471	—
	Benefit Restoration Plan	32.25	1,621,005	—
William J. Coronado	Pension Plan	28.42	562,454	—
	Benefit Restoration Plan	28.42	1,193,527	—
Ray M. Paul, Jr.	Pension Plan	31.25	578,597	—
	Benefit Restoration Plan	31.25	1,122,706	—

(1)

We have not granted, and we do not have a policy with respect to granting, extra years of service to named executive officers under the Pension Plan or the Benefit Restoration Plan. Additional information with respect to the Pension Plan and the Benefit Restoration Plan is set forth in the section entitled “Retirement and Post-Termination Compensation” beginning on page 29 of this Proxy Statement.

(2)

Present value was determined assuming retirement at age 65 for the Pension Plan and Benefit Restoration Plan. The present value calculation used an interest rate consistent with assumptions used for our financial reporting under FASB Statement No. 87, and post-retirement mortality assumption table RP2000 projected to 2010 with white collar adjustment. Other assumptions made in the valuation are discussed in our Annual Report on Form 10-K for the year ended March 31, 2010, in the section entitled “Pension and Other Post-Retirement Plans,” the section entitled “Critical Accounting Assumptions and Estimates,” and in Note 12 to the consolidated financial statements, and are incorporated by reference into this Proxy Statement.

(3)

The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement.

Retirement Benefits

Our named executive officers are covered by the Pension Plan, the Benefit Restoration Plan, deferred income plans, and the 401(k) Plan. We also have Change of Control Agreements with some of our named executive officers addressing a change of control in our company. Additional details, and all amounts earned by our named executive officers or contributed by the company to our named executive officers through those plans, are disclosed in this Proxy Statement.

Defined Benefit Retirement Plan. Our salaried employees, including our named executive officers, participate in the Pension Plan, which is a defined benefit retirement plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant’s retirement or termination. The Pension Plan also has survivor benefits for the participant’s spouse. The Pension Plan benefit under normal retirement circumstances is a percentage of the participant’s average compensation, multiplied by the participant’s credited years of service under the Pension Plan. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant’s participation in the Pension Plan. The normal retirement benefit under the Pension Plan is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service
PLUS

Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant’s first 35 years of service

Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending in the year preceding the executive’s normal retirement age under the Social Security Act.

Benefits are paid as a straight life annuity for the participant’s lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 with at least 5 years of service. The early retirement benefit is reduced based on the participant’s age and years of service.

Benefit Restoration Plan. To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under DIP II or DIP III. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement, and benefits under DIP II and DIP III are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits, but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a proportionately equivalent retirement benefit to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation and Governance Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.

Certain participants in the Benefit Restoration Plan, including certain of our named executive officers, entered into agreements with Universal Leaf providing for taxable cash compensation payments to be made by Universal Leaf to the participant to partially fund their Benefit Restoration Plan payment upon retirement. Under such agreements, the participant directs Universal Leaf to deposit the payments on behalf of the participant directly into an irrevocable trust established by the participant for this purpose. Funding is calculated to equal 85% of the Benefit Restoration Plan benefit to guard against overfunding. The agreements allow participants to withdraw current contributions deposited by us from their individual trusts; provided any such withdrawal occurs within ten business days after Universal Leaf makes the deposit. On December 29, 2006, we amended the agreements with certain of our executive officers, which included those of our named executive officers. We amended the agreements in order to permit the funding of vested and accrued Benefit Restoration Plan benefits in accordance with Section 409A of the Internal Revenue Code, which allows us to fund benefits under a fixed, non-discretionary formula. At retirement, the after-tax balance from each of the participants’ agreements is used to offset the after-tax lump sum benefit payable to a participant under the Benefit Restoration Plan.

The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 with at least five years of service, but such early retirement benefit is reduced based on the participant’s age and years of service.

Section 409A of the Internal Revenue Code limits the ability of an employer to fund deferred benefits on a discretionary basis. The amended agreements we have with our named executive officers allow Universal Leaf to make an annual payment to the participant’s trust based on the additional benefit accrued for the participant under the Benefit Restoration Plan for the previous calendar year. Universal Leaf may, at its discretion, elect to make the payments or it may notify the participant prior to the beginning of the calendar year that no such payment will be made that year. If Universal Leaf elects to make an annual payment, the amended agreement establishes a fixed-funding formula to determine the specific non-discretionary amount of the annual contributions. During fiscal year 2010, Universal Leaf elected to terminate payments for benefits that accrue after 2009. The amounts contributed to our named executive officers trusts for fiscal years 2008 and 2009 are set forth in Footnote 6 to the “Summary Compensation Table” on page 34 of this Proxy Statement.

The Compensation and Governance Committee approved a number of amendments to the Benefit Restoration Plan during fiscal year 2009 in order to better align the plan with then-current market conditions and the other retirement plans we maintain, as well as to address various technical issues related to the Internal Revenue Code. The amendments to the Benefit Restoration Plan included amendments to:

•

replace the ten-year Treasury Bill rate with a higher Internal Revenue Service applicable interest rate for use as the discount rate for calculating the lump sum distribution, and to eliminate an administrative annuity interest factor from the benefit formula;

•

modify the early retirement factors under the Benefit Restoration Plan so they match those used in the Pension Plan, including a factor that eliminated the ability for participants to elect to retire and receive an early distribution of their retirement benefit without reduction before they reach age 65, regardless of their years of service; and

•	create a definition of a “Benefit Accrual Year” pursuant to Section 409A of the Internal Revenue Code, and to adopt new Internal Revenue Service mortality tables.

The amendments became effective April 1, 2009. The cumulative effects of the amendments were to more closely align the Benefit Restoration Plan with the Pension Plan, and to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the updated mortality tables.

NONQUALIFIED DEFERRED COMPENSATION

We offer all salaried employees, including our named executive officers, the opportunity to participate in our qualified deferred compensation plan, the 401(k) Plan. Participants can contribute percentages on a monthly basis up to 100% of total compensation excluding annual cash incentive awards, subject to statutory limitations. We match the monthly contributions up to 5% on a monthly basis, subject to a calendar year contribution limit of $12,250. The company match becomes vested after the participant completes three years of service. All of our named executive officers participated in the 401(k) Plan in fiscal year 2010.

In addition to our qualified deferred compensation plan, we have two nonqualified deferred compensation plans available to certain of our executives: DIP II and DIP III. The plans are designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing. The Company does not provide any contributions to either DIP II or DIP III.

DIP II and DIP III are non-qualified savings plans, with eligibility based on Internal Revenue Code limits on deferrals into the 401(k) Plan. Under DIP II and DIP III, participants elect to make contributions through the deferral of up to 50% of their salary, and up to 100% of their annual incentive award. DIP II and DIP III are unfunded and unsecured by us and provides the participants a variety of investment options from which to choose. These options are selected by the Pension Investment Committee of the Board of Directors. No named executive officers deferred income in DIP II in fiscal year 2010, and Messrs. Freeman, Coronado and Paul were the only named executive officers who deferred income in DIP III in fiscal year 2010.

The following table presents information concerning our deferred compensation plans that provide for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Executive Contributions in FY 2010 (1)	Registrant Contributions in FY 2010 (2)	Aggregate Earnings in FY 2010 (3)	Aggregate Withdrawals/ Distributions (4)	Aggregate Balance at FYE 2010 (5)
	($)	($)	($)	($)	($)

George C. Freeman, III	13,000	—	69,071	—	266,792
W. Keith Brewer	—	—	25,130	60,448	110,341
David C. Moore	—	—	65,804	—	345,992
William J. Coronado	45,000	—	404,842	—	1,237,549
Ray M. Paul, Jr.	26,615	—	84,648	53	321,595

(1)

Amounts represent a portion of base salary and annual incentive awards deferred into DIP II and DIP III. Additional information about DIP II and DIP III is set forth in the section entitled “Deferred Income Plans” on page 31 of this Proxy Statement.

(2)	DIP II and DIP III do not provide for company matches or contributions.
(3)	Amounts represent earnings on funds held for named executive officers in DIP II and DIP III.
(4)

DIP II and DIP III permit withdrawals under certain circumstances including hardship, and participants may elect to have annual deferrals distributed from DIP II or DIP III upon reaching age 65, or after a specified number of years after the compensation is deferred.

(5)

Amounts represent the balances at the end of fiscal year 2010 in DIP II and DIP III for named executive officers. Executive contributions included in the aggregate balance that are reported as compensation to the named executive officers in the “Summary Compensation Table” in our 2009 Proxy Statement and 2008 Proxy Statement are as follows: Mr. Freeman: $8,000 (2009) and $750 (2008), Mr. Brewer: $0 (2009) and $0 (2008), and Mr. D. Moore: $0 (2009) and $0 (2008).

SUMMARY OF TERMINATION PAYMENTS AND BENEFITS

Potential Payments Upon Termination or Change of Control

We do not offer severance agreements to our named executive officers. However, to ensure that we will have the continued dedicated service of certain executives, including some of our named executive officers, notwithstanding the possibility, threat, or occurrence of a change of control, we have Change of Control Agreements. We currently maintain Change of Control Agreements with Messrs. Freeman, Brewer and D. Moore. The Compensation and Governance Committee believes that the Change of Control Agreements serve the best interests of Universal Corporation and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions in the Change of Control Agreements are identical for each executive who has such an agreement.

A “change of control” is defined in the Change of Control Agreements, and is generally deemed to have occurred if:

•	any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;

•	a majority of our directors are replaced;

•

we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or

•	our shareholders approve a complete liquidation or dissolution of Universal Corporation.

During fiscal year 2007, we replaced all existing Change of Control Agreements with new Change of Control Agreements. The 2007 Change of Control Agreements are similar to the original Change of Control Agreements but have a number of significant differences intended to reduce potential cost and eliminate outdated concepts.

The 2007 Change of Control Agreements:

•	do not contain any obligation to gross-up severance payments for potential excise taxes incurred by the executive officer;

•

contain a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the executive officer is effectively terminated within three years of the change of control (under our prior Change of Control Agreements, payment could be triggered at the executive’s option);

•	contain non-competition and non-solicitation clauses; and

•	contain certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.

The 2007 Change of Control Agreements contain the following material changes from the previous form:

•	the definition of “good reason” has been narrowed to conform to the safe harbor definition in the Treasury Regulations under Section 409A of the Internal Revenue Code;

•

upon resignation during a post-change-of-control protection period, in place of the existing guaranteed pro-rata annual bonus for the year of termination, the executive will be entitled to a non-guaranteed pro-rata bonus, payable at the same time bonuses are paid to other active employees, but only if the applicable performance conditions are met;

•	any taxes pursuant to Section 409A of the Internal Revenue Code that are owed will be paid in accordance with the statute solely by the covered executive;

•

any taxable, non-exempt post-termination reimbursements (including reimbursement of legal fees) and in-kind benefits must be paid in accordance with applicable Section 409A of the Internal Revenue Code payment requirements. Outplacement benefits will be provided no later than end of second year following the year of termination;

•

the order of reduction in severance benefits to comply with the golden parachute rules of Section 280G of the Internal Revenue Code is now fixed and no longer subject to the executive’s discretion; and

•

the post-change-of-control protection period has been shortened to end on a covered executive’s early retirement date, if such date was announced prior to the date of a change of control. Certain severance benefits that would otherwise have been calculated based on a three-year severance period will be reduced to reflect any scheduled early retirement date as well.

On November 4, 2008, the Compensation and Governance Committee revised the Change of Control Agreements to ensure such agreements would comply with changes to Section 409A of the Internal Revenue Code.

Our Compensation and Governance Committee believes the fiscal year 2007 and fiscal year 2009 changes were in the best interests of Universal Corporation and our shareholders and they adequately protect the legitimate interests of executive officers in employment security without unduly burdening us or shareholder value.

The Change of Control Agreements provide that the executive officer will have generally the same authority, duties, and responsibilities during the three years after a change of control of Universal Corporation or until the executive officer’s normal retirement at age 65 (if earlier), as such executive officer did immediately prior to the change of control. Each Change of Control Agreement also provides for the payment, during such period, of an annual base salary and annual cash incentive award at least at the same levels as prior to the change of control. Each executive officer will also participate at least at the same levels in incentive, savings and retirement plans, and welfare benefit plans as were offered prior to the change of control.

Each Change of Control Agreement provides benefits in the event of the executive’s death or disability, or in the event the executive’s employment is terminated for “cause” or for “good reason.” If the executive officer is terminated other than for cause, death, or disability within three years after a change of control, or if the executive officer terminates his employment for good reason within such three-year period, the executive officer is entitled to receive certain severance benefits. Severance benefits include a lump sum severance payment based on an amount equal to 2.99 times the sum of his annual base salary and the higher of such executive officer’s most recent targeted bonus opportunity under our cash incentive plan and such executive officer’s prior year’s annual cash incentive award. This payment will be made in full if the date of termination of employment is more than three years prior to the executive officer’s normal retirement at age 65, and it will be prorated if such period is less than three years. There will be no such payment if the executive officer has reached normal retirement. Severance benefits also include certain other payments and benefits, including continuation of benefits under retirement plans, continuation of employee welfare benefits, and outplacement services for the executive officer up to a maximum amount of $10,000.

Severance and Change of Control Benefits for the Named Executive Officers

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if their employment had terminated on March 31, 2010, under the circumstances shown. The tables exclude (a) amounts accrued through March 31, 2010, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive award for the fiscal year ended March 31, 2010, and (b) vested account balances under the 401(k) Plan, which are generally available to all of our salaried domestic employees.

Summary of Termination Payment and Benefits: George C. Freeman, III

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

Change of Control(1)	—	—	—	—	—	6,243,718

Acceleration of Equity Awards
Stock Options and SARs(2)	1,065,504	1,065,504	1,065,504	—	—	1,065,504
Restricted Stock(2)	2,034,483	2,034,483	2,034,483	—	—	2,034,483

Qualified Retirement Benefits
Pension Plan(3)	—	14,281	43,858	—	—	—
401(k) Savings Plan	114,176	114,176	114,176	114,176	114,176	114,176

Nonqualified Retirement Benefits
Benefit Restoration Plan(4)	2,307,151	2,307,151	2,307,151	2,307,151	2,307,151	2,307,151
Deferred Income Plan II and III(5)	11,674	266,792	266,792	266,792	266,792	266,792

Other Benefits
Health and Welfare Plans(6)	—	4,170,043	—	—	—	—
Long-Term Disability Plan(7)	—	—	405,000	—	—	—

Total	5,532,988	9,972,430	6,236,964	2,688,119	2,688,119	12,031,824

(1)

Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)

Stock options and SARs automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options and SARs represent the positive difference, if any, between $52.69, the market value of the underlying shares of Common Stock as of March 31, 2010, and the exercise price for all unvested options and SARs. Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2010.

(3)

For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2010, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2010, payable for the life of the survivor.

(4)

Amounts represent a lump sum payment at March 31, 2010. The lump sum payment includes balances from the individual trust agreement maintained through the Benefit Restoration Program. The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)

Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP II and DIP III agreements.

(6)

Amounts represent payment due under the Executive Insurance Program, which is the death benefit amount for life insurance on March 31, 2010, plus any cash value accumulated under the life insurance policy. The death benefit also includes an additional amount equal to one times covered compensation, which is attributable to premiums paid directly by Mr. Freeman on an after-tax basis. In case of accidental death, the benefit amount would increase by $3,000,000.

(7)

Amounts represent 60% of annual base salary as of March 31, 2010, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: W. Keith Brewer

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

Change of Control(1)	—	—	—	—	—	4,450,914

Acceleration of Equity Awards
Stock Options and SARs(2)	767,506	767,506	767,506	—	—	767,506
Restricted Stock(2)	1,512,460	1,512,460	1,512,460	—	—	1,512,460

Qualified Retirement Benefits
Pension Plan(3)	—	25,138	74,340	—	—	—
401(k) Savings Plan	192,373	192,373	192,373	192,373	192,373	192,373

Nonqualified Retirement Benefits
Benefit Restoration Plan(4)	2,619,293	2,619,293	2,619,293	2,619,293	2,619,293	2,619,293
Deferred Income Plan II and III(5)	6,634	110,342	110,342	110,342	110,342	110,342

Other Benefits
Health and Welfare Plans(6)	—	2,027,000	—	—	—	—
Long-Term Disability Plan(7)	—	—	291,000	—	—	—

Total	5,098,266	7,254,112	5,567,314	2,922,008	2,922,008	9,652,888

(1)

Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)

Stock options and SARs automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options and SARs represent the positive difference, if any, between $52.69, the market value of the underlying shares of Common Stock as of March 31, 2010, and the exercise price for all unvested options and SARs. Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2010.

(3)

For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2010, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2010, payable for the life of the survivor.

(4)

Amounts represent a lump sum payment at March 31, 2010. The lump sum payment includes balances from the individual trust agreement maintained through the Benefit Restoration Program. The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of the participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)

Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP II and DIP III agreements.

(6)

Amounts represent payment due under the Executive Insurance Program, which is the death benefit amount for life insurance on March 31, 2010, plus any cash value accumulated under the life insurance policy. In case of accidental death, the benefit amount would increase by $3,000,000.

(7)

Amounts represent 60% of annual base salary as of March 31, 2010, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: David C. Moore

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

Change of Control(1)	—	—	—	—	—	3,004,352

Acceleration of Equity Awards
Stock Options and SARs(2)	437,476	437,476	437,476	—	—	437,476
Restricted Stock(2)	986,246	986,246	986,246	—	—	986,246

Qualified Retirement Benefits
Pension Plan(3)	—	39,632	113,450	—	—	—
401(k) Savings Plan	114,406	114,406	114,406	114,406	114,406	114,406

Nonqualified Retirement Benefits
Benefit Restoration Plan(4)	2,504,869	2,504,869	2,504,869	2,504,869	2,504,869	2,504,869
Deferred Income Plan II and III(5)	43,833	345,992	345,992	345,992	345,992	345,992

Other Benefits
Health and Welfare Plans(6)	—	2,151,240	—	—	—	—
Long-Term Disability Plan(7)	—	—	220,000	—	—	—

Total	4,086,830	6,579,861	4,722,439	2,965,267	2,965,267	7,393,341

(1)

Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)

Stock options and SARs automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options and SARs represent the positive difference, if any, between $52.69, the market value of the underlying shares of Common Stock as of March 31, 2010, and the exercise price for all unvested options and SARs. Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2010.

(3)

For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2010, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2010, payable for the life of the survivor.

(4)

Amounts represent a lump sum payment at March 31, 2010. The lump sum payment includes balances from the individual trust agreement maintained through the Benefit Restoration Program. The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of the participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)

Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP II and DIP III agreements.

(6)

Amounts represent payment due under the Executive Insurance Program, which is the death benefit amount for life insurance on March 31, 2010, plus any cash value accumulated under the life insurance policy. The death benefit also includes any additional amount equal to one times covered compensation, which is attributable to premiums paid directly by Mr. D. Moore on an after-tax basis. In case of accidental death, the benefit amount would increase by $3,000,000.

(7)

Amounts represent 60% of annual base salary as of March 31, 2010, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: William J. Coronado

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

Change of Control(1)	—	—	—	—	—	—

Acceleration of Equity Awards
Stock Options and SARs(2)	259,184	259,184	259,184	—	—	259,184
Restricted Stock(2)	718,000	718,000	718,000	—	—	718,000

Qualified Retirement Benefits
Pension Plan(3)	58,568	30,427	85,000	58,568	58,568	58,568
401(k) Savings Plan	448,412	448,412	448,412	448,412	448,412	448,412

Nonqualified Retirement Benefits
Benefit Restoration Plan(4)	1,720,145	1,720,145	1,720,145	1,720,145	1,720,145	1,720,145
Deferred Income Plan II and III(5)	—	1,237,549	1,237,549	1,237,549	1,237,549	1,237,549

Other Benefits
Health and Welfare Plans(6)	—	1,102,000	—	—	—	—
Long-Term Disability Plan(7)	—	—	170,340	—	—	—

Total	3,204,309	5,515,717	4,638,630	3,464,674	3,464,674	4,441,858

(1)

Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)

Stock options and SARs automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options and SARs represent the positive difference, if any, between $52.69, the market value of the underlying shares of Common Stock as of March 31, 2010, and the exercise price for all unvested options and SARs. Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2010.

(3)

For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2010, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2010, payable for the life of the survivor.

(4)

Amounts represent a lump sum payment at March 31, 2010. The lump sum payment includes balances from the individual trust agreement maintained through the Benefit Restoration Program. The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of the participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)

Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP II and DIP III agreements.

(6)

Amounts represent payment due under the Executive Insurance Program, which is the death benefit amount for life insurance on March 31, 2010, plus any cash value accumulated under the life insurance policy. In case of accidental death, the benefit amount would increase by $2,582,200.

(7)

Amounts represent 60% of annual base salary as of March 31, 2010, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Ray M. Paul, Jr.

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death, or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)

Change of Control(1)	—	—	—	—	—	—

Acceleration of Equity Awards
Stock Options and SARs(2)	281,338	281,338	281,338	—	—	281,338
Restricted Stock(2)	857,665	857,665	857,665	—	—	857,665

Qualified Retirement Benefits
Pension Plan(3)	—	37,337	109,323	—	—	—
401(k) Savings Plan	113,025	113,025	113,025	113,025	113,025	113,025

Nonqualified Retirement Benefits
Benefit Restoration Plan(4)	1,902,539	1,902,539	1,902,539	1,902,539	1,902,539	1,902,539
Deferred Income Plan II and III(5)	199,779	321,595	321,595	321,595	321,595	321,595

Other Benefits
Health and Welfare Plans(6)	—	1,820,431	—	—	—	—
Long-Term Disability Plan(7)	—	—	187,680	—	—	—

Total	3,354,346	5,333,930	3,773,165	2,337,159	2,337,159	3,476,162

(1)

Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive’s Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)

Stock options and SARs automatically vest at the time of the events specified in the table for which amounts are shown. Amounts for stock options and SARs represent the positive difference, if any, between $52.69, the market value of the underlying shares of Common Stock as of March 31, 2010, and the exercise price for all unvested options and SARs. Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2010.

(3)

For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2010, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2010, payable for the life of the survivor.

(4)

Amounts represent a lump sum payment at March 31, 2010. The lump sum payment includes balances from the individual trust agreement maintained through the Benefit Restoration Program. The Compensation and Governance Committee adopted amendments to the Benefit Restoration Plan that became effective April 1, 2009. One of the effects of the amendments was to reduce the valuation of the lump sum benefit payable to participants due to the use of a higher discount rate, the elimination of the administrative annuity interest factor, and the use of updated mortality tables. The amendments are discussed in more detail in the section entitled “Benefit Restoration Plan” beginning on page 44 of this Proxy Statement. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of the participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)

Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP II and DIP III agreements.

(6)

Amounts represent payment due under the Executive Insurance Program, which is the death benefit amount for life insurance on March 31, 2010, plus any cash value accumulated under the life insurance policy. The death benefit also includes any additional amount equal to one times covered compensation, which is attributable to premiums paid directly by Mr. Paul on an after-tax basis. In case of accidental death, the benefit amount would increase by $2,743,300.

(7)

Amounts represent 60% of annual base salary as of March 31, 2010, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

EQUITY COMPENSATION INFORMATION

Shares of Common Stock are authorized for issuance with respect to our compensation plans. The following table sets forth information as of March 31, 2010, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
	(#)	($)	(#)

Equity compensation plans approved by shareholders:
1994 Amended and Restated Stock Option Plan for Non-Employee Directors	11,000	39.47	—
1997 Executive Stock Plan	4,000	35.81	—
2002 Executive Stock Plan	552,341	54.09	380,730	(2)
2007 Stock Incentive Plan	582,224	40.72	1,762,038	(3)
Equity compensation plans not approved by shareholders(4)	—	—	—
Total	1,149,565	47.12	2,142,768

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants, and rights.
(2)

The 2002 Executive Stock Plan permits grants of stock options and stock appreciation rights, and awards of common stock, restricted stock, and phantom stock/restricted stock units. Of the 380,730 shares of common stock remaining available for future issuance under that plan, 255,200 shares are available for awards of common stock or restricted stock.

(3)

The 2007 Stock Incentive Plan permits grants of stock options and stock appreciation rights, and awards of common stock, restricted stock, and phantom stock/restricted stock units. Of the 1,762,028 shares of common stock remaining available for future issuance under that plan, 271,950 shares are available for awards of common stock, restricted stock units, or restricted stock.

(4)	All of our equity compensation plans have been approved by shareholders.

DIRECTORS’ COMPENSATION

The following table presents information relating to total compensation for our non-employee directors for fiscal year 2010:

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3),(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
	($)	($)	($)	($)	($)	($)	($)

John B. Adams, Jr.	72,500	77,532	—	—	—	—	150,032
Chester A. Crocker	74,000	77,532	—	—	—	—	151,532
Joseph C. Farrell(1)	15,000	—	—	—	—	—	15,000
Charles H. Foster, Jr.	79,000	77,532	—	—	—	—	156,532
Thomas H. Johnson	68,500	77,532	—	—	—	—	146,032
Eddie N. Moore, Jr.	93,000	77,532	—	—	—	—	170,532
Jeremiah J. Sheehan	89,000	77,532	—	—	—	—	166,532
Robert C. Sledd	65,000	77,532	—	—	—	—	142,532
Hubert R. Stallard	88,000	77,532	—	—	—	—	165,532
Walter A. Stosch(1)	9,000	—	—	—	—	—	9,000
Eugene P. Trani	81,500	77,532	—	—	—	—	159,032

(1)	Messrs. Farrell and Stosch retired from the Board of Directors as of August 4, 2009.
(2)

Represents fees earned before deferral of any amounts into the Outside Directors’ 1994 Deferred Income Plan, as amended in 1998, 2008 and 2010, which we refer to as the Directors’ DIP. Amounts deferred into the Directors’ DIP during fiscal year 2010 are set forth below in Footnote 6 to this table. Additional information concerning the Directors’ DIP is set forth in the narrative on page 56 of this Proxy Statement.

(3)

These amounts represent the aggregate grant date fair value of the annual restricted stock award recognized in fiscal year 2010 in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each of the non-employee directors. The assumptions used in the calculation of these award amounts are included in Notes 1 and 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2010, and are incorporated by reference into this Proxy Statement.

(4)

On August 4, 2009, each non-employee director was awarded 1,950 shares of restricted stock. The methodology for determining the amount awarded is set forth on page 56 of this Proxy Statement. The grant date fair value of the award for each non-employee director was $77,532, based on the closing price of $39.76 for our Common Stock as quoted on the NYSE on the grant date. As of March 31, 2010, the aggregate amount of restricted stock held by each non-employee director was as follows: Mr. Adams held 8,950 shares; Mr. Crocker held 8,250 shares; Mr. Sledd held 1,950 shares; and the remaining non-employee directors each held 9,650 shares.

(5)

No options were awarded during fiscal year 2010. The following table sets forth, as of March 31, 2010, the total number of option awards held by each non-employee director, and the weighted average exercise price for each director’s total options held:

Name	Total Options Held	Weighted Average Exercise Price of Total Options Held
		($)

John B. Adams, Jr.	4,000	44.91
Chester A. Crocker	—	—
Charles H. Foster, Jr.	4,000	44.91
Thomas H. Johnson	2,000	46.70
Eddie N. Moore, Jr.	6,000	41.88
Jeremiah J. Sheehan	7,000	40.50
Robert C. Sledd	—	—
Hubert R. Stallard	6,000	41.88
Eugene P. Trani	6,000	41.88

(6)

We do not maintain any defined benefit or actuarial plans for non-employee directors. The non-employee directors did not earn above-market or preference earnings on compensation they deferred into the Directors’ DIP. The following table presents information concerning the Directors’ DIP, which provides for the deferral of compensation on a basis that is not tax qualified.

Name	Director Contributions in FY 2010	Registrant Contributions FY 2010(a)	Aggregate Earnings in FY 2010	Aggregate Withdrawals/ Distributions(b)	Aggregate Balance at 2010 FYE
	($)	($)	($)	($)	($)

John B. Adams, Jr.	—	—	—	—	—
Chester A. Crocker	22,000	—	30,211	—	123,541
Charles H. Foster, Jr.	79,000	—	246,932	44,803	690,421
Thomas H. Johnson	—	—	—	—	—
Eddie N. Moore, Jr.	—	—	9,519	—	37,577
Jeremiah J. Sheehan	—	—	175,541	—	388,182
Robert C. Sledd	—	—	—	—	—
Hubert R. Stallard	—	—	345,726	—	764,519
Eugene P. Trani	—	—	121,506	—	351,881

(a)	We do not match non-employee director deferrals or otherwise contribute to the Directors’ DIP.
(b)

There were no withdrawals or distributions from the Directors’ DIP. The Directors’ DIP permits withdrawals under certain circumstances including hardship, and participants elect to have annual deferrals distributed after a specified number of years after the compensation is deferred.

(7)

None of the directors received perquisites, personal benefits, or other compensation in excess of $10,000 for fiscal year 2010. We maintain life insurance policies which fund our Directors’ Charitable Contribution Program. We did not incur any costs with respect to the insurance policies during fiscal year 2010.

Director Compensation

Effective August 4, 2009, total target direct annual compensation for each non-employee director equaled $150,000. Each director who is not an officer receives an annual retainer of $50,000, a fee of $2,000 for each Board of Directors meeting attended, and a fee of $1,500 for each committee meeting attended. In addition, the Chairmen of the Audit Committee, the Compensation and Governance Committee, the Pension Investment Committee and the Finance Committee receive an annual retainer of $10,000, $7,500, $5,000 and $5,000, respectively. A non-employee director may elect to receive his annual retainer in cash, shares of Common Stock, or an option to purchase such shares. If option payment is elected, the number of shares of Common Stock covered by the option is determined by dividing the Black-Scholes value per share on the date of grant into 125% of the cash value of the annual retainer.

The Directors’ DIP permits a non-employee director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the director in certain investment options we offer. The Directors’ DIP has been in existence since 1994 and was amended in 1998 to add a deferred stock unit fund to the investment options available under the plan. Each deferred stock unit represents a hypothetical share of Common Stock and fluctuates in value with the market price of the stock. The portion of a director’s deferral account that is invested in the deferred stock unit fund is increased by the number of deferred stock units that could be purchased with Common Stock dividends paid by Universal. In February 2010, we amended the Directors’ DIP. We no longer offer the deferred stock unit fund as an investment option. Subject to certain restrictions, the director may elect at the time of deferral to take cash distributions, in whole or in part, from his deferral account either prior to or following termination of service. The Directors’ DIP was further amended in December 2008 in order to maintain compliance with Section 409A of the Internal Revenue Code. The terms of the Directors’ DIP as it pertained to any compensation earned prior to January 1, 2005, were frozen. The restated Directors’ DIP applies solely with respect to amounts deferred on or after January 1, 2005.

Pursuant to the 2002 Executive Stock Plan, in fiscal year 2007, non-employee directors received annual restricted stock grants equating in value to $70,000, with the number of shares granted, rounded to the nearest 50, determined by the closing market price of the stock on the trading day that next preceded the 2006 Annual Meeting. The number of shares so determined was intended to serve as the amount to be granted for subsequent years until re-evaluated by the Compensation and Governance Committee on a periodic basis. Due to the significant increase in our Common Stock share price during fiscal year 2007, the Compensation and Governance Committee, with the advice of its independent outside advisor, re-evaluated the number of shares of Common Stock granted on an annual basis. The Compensation and Governance Committee calculated restricted stock grants annually based on the daily, volume-weighted, average price of Common Stock for the period of June 1 to July 31, with the resulting share grant number rounded to the nearest 50. This process was followed to calculate the fiscal year 2008 annual restricted stock grants, and for all subsequent years until re-evaluated by the Compensation and Governance Committee on a periodic basis. On August 5, 2009, each non-employee director was awarded 1,950 shares of restricted stock.

As part of our overall program of charitable giving, we offer the directors the opportunity to participate in a Directors’ Charitable Contribution Program, or the Charitable Program. The Charitable Program is funded by life insurance policies purchased by us on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to us. We, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. We make donations in ten equal annual installments, with the first installment to be made at the later of the director’s retirement from the Board of Directors or age 72; the remaining nine installments are paid annually beginning immediately after the director’s death.

Each director is also eligible to participate in our matching gifts program in which we match directors’ contributions to charities. The maximum amount that can be matched in any fiscal year is $5,000 per director.

Non-Employee Director Stock Ownership Guidelines

The Compensation and Governance Committee adopted share ownership guidelines during fiscal year 2008 applicable to the non-employee directors. The guidelines became effective for fiscal year 2009, and are set at three times the annual cash retainer the directors receive. If the amount of the annual cash retainer changes in the future, the applicable share ownership requirement will automatically adjust proportionately with the change. Non-employee directors have three years to comply with the share ownership guidelines. For fiscal year 2010, the directors’ annual cash retainer was $50,000, and therefore the revised guidelines require that each of our non-employee directors own no less than $150,000 worth of Common Stock. Only shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission’s rules and regulations) by our non-employee directors, excluding directors’ stock options but including the directors’ restricted stock are counted in determining compliance with the guidelines. All of our non-employee directors meet or exceed the stock ownership guidelines, except Mr. Sledd who was elected to the Board of Directors in August 2009.

CERTAIN TRANSACTIONS

Our Board of Directors adopted a written related person transaction policy that governs the review, approval, or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if:

•	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by our Compensation and Governance Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chairman) approves only those related person transactions that are in, or are not inconsistent with, Universal Corporation’s best interests and the best interests of our shareholders, as the Audit Committee (or the Chairman) determines in good faith.

For purposes of this policy, “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Universal Corporation (or any of our subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; and

•

any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

There have been no transactions since the beginning of fiscal year 2010 between our directors or officers, either directly or indirectly, and us, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to us.

AUDIT INFORMATION

The five members of the Audit Committee are independent as that term is currently defined in the listing standards of the NYSE.

Fees of Independent Auditors

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended March 31, 2010 and 2009. The aggregate amounts of fees billed to us by Ernst & Young LLP for those years were as follows:

	Fiscal Year 2010	Fiscal Year 2009
	($)	($)

Audit Fees

Includes fees associated with the integrated audit of our financial statements and internal controls over financial reporting, review of our Annual Report on Form 10-K, reviews of our interim financial statements and Quarterly Reports on Form 10-Q, statutory audits, and other attestation services related to regulatory filings. Also includes comfort letters related to a registration statement filed with the Securities and Exchange Commission (2009) and a debt offering under that registration statement (2010), as well as assistance with review and response to a Securities and Exchange Commission comment letter related to our 2008 Form 10-K (2009).

	2,721,285	2,665,014

Audit-Related Fees
Includes fees for services that are reasonably related to the review of our financial statements that are not reported under the category “Audit Fees”. These services include employee benefit plan audits and various technical accounting consultations (2010 and 2009).	23,794	76,526

Tax Fees
Includes fees for corporate tax compliance, tax advice, and tax planning.	134,745	239,746

All Other Fees
Includes fees for assistance in completing certain governmental filings in countries outside the United States (2010 and 2009). The Audit Committee has concluded that the services covered under this category are compatible with maintaining Ernst & Young LLP’s independence with respect to Universal Corporation.	6,112	1,149

Pre-approval Policies and Procedures

We have written guidelines regarding the engagement of our independent auditors to perform services for us. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to us or any of our wholly owned or majority-owned affiliates must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of our pre-approval policies and procedures.

A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for Universal Corporation’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of Universal Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and discussed with the independent auditor its independence from Universal Corporation and management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to Universal Corporation is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the representation of management that the audited financial statements were prepared in accordance with generally accepted accounting principles and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Universal Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

Audit Committee

Eddie N. Moore, Jr., Chairman John B. Adams, Jr. Jeremiah J. Sheehan Robert C. Sledd Eugene P. Trani

Richmond, Virginia

May 26, 2010

The Audit Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2011. Ernst & Young audited our consolidated financial statements for the fiscal years ended March 31, 2010 and March 31, 2009. Representatives of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions, and may make a statement if they so desire.

PROPOSALS FOR 2011 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2011 Annual Meeting must cause such proposal to be delivered, in proper form, to our Secretary at the address provided on page 5 of this Proxy Statement no later than March 2, 2011, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. We anticipate holding the 2011 Annual Meeting on August 2, 2011.

Our Bylaws and Corporate Governance Guidelines also prescribe the procedure a shareholder must follow to nominate directors, and our Bylaws prescribe the procedure a shareholder must follow to bring other business, before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the Annual Meeting. Based upon an anticipated date of August 2, 2011, for the 2011 Annual Meeting, we must receive such notice no later than June 3, 2011, and no earlier than May 4, 2011. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of our Bylaws or Corporate Governance Guidelines, without charge, upon written request to our Secretary at the address provided on page 5 of this Proxy Statement. The Corporate Governance Guidelines can also be obtained, free of charge, by visiting the “Corporate Governance” section of our Internet website at http:/www.universalcorp.com/Include/Menu-CorporateGovernance.asp.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access to Proxy Materials and Annual Reports

This Proxy Statement and our fiscal year 2010 Annual Report are available under the “Investor – SEC Filings” section of our Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=89047&p=IROL-sec. Paper copies of these documents may be requested by contacting Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The Securities and Exchange Commission rules permit us to deliver a single Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We will deliver promptly upon written or oral request a separate Proxy Statement and Annual Report to a shareholder at a shared address that only received a single set of such materials for this year. If a shareholder would prefer to receive his or her own copy of the Proxy Statement and Annual Report, he or she may request the materials by contacting our Secretary at the address or phone number provided on page 5 of this Proxy Statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

OUR 2010 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF OUR FISCAL YEAR 2010 ANNUAL REPORT (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FISCAL YEAR 2010 ANNUAL REPORT CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING US AT THE ADDRESS OR PHONE NUMBER PROVIDED ON PAGE 5 OF THIS PROXY STATEMENT OR BY VISITING OUR INTERNET WEBSITE AT HTTP://PHX.CORPORATE-IR.NET/PHOENIX.ZHTML?C=89047&P=IROL-SEC.

By Order of the Board of Directors

Preston D. Wigner, Secretary

Shareowner ServicesSM
UNIVERSAL CORPORATION	P.O. Box 64945
St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

		:	INTERNET – www.eproxy.com/uvv Use the Internet to vote your proxy until 11:59 a.m. (ET) on August 2, 2010.

		(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 a.m. (ET) on August 2, 2010.

		*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

COMMON STOCK

1. Election of directors:	01 Chester A. Crocker	03 Thomas H. Johnson	☐	Vote FOR	☐	Vote WITHHELD
	02 Charles H. Foster, Jr.	04 Jeremiah J. Sheehan		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND ACCORDING TO THE PROXY HOLDERS’ DISCRETION ON ALL OTHER MATTERS.

Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box
Please sign exactly as your name(s) appear(s) on this proxy. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 3, 2010

2:00 p.m.

9201 Forest Hill Avenue

Stony Point II Building

Richmond, VA 23235

UNIVERSAL CORPORATION	Proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints George C. Freeman, III and David C. Moore, and each or either of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on June 15, 2010, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on August 3, 2010, and at any adjournments or postponements thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE VOTE BY INTERNET OR PHONE, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE ON UNIVERSAL CORPORATION’S WEBSITE AT: WWW.UNIVERSALCORP.COM/INCLUDE/MENU-INVESTOR.ASP.

(continued, and to be DATED and SIGNED on reverse side)

102905